Exhibit 1.1

EXECUTION VERSION

Brookfield Residential Properties Inc.

Brookfield Residential US Corporation

U.S.$500,000,000

6.125% Senior Notes Due 2022

Purchase Agreement

New York, New York

June 18, 2013

CREDIT SUISSE SECURITIES (USA) LLC,

As Representative of the several Purchasers,

Eleven Madison Avenue,

New York, N.Y. 10010-3629

Ladies and Gentlemen:

Brookfield Residential Properties Inc., a corporation organized under the laws of the Province of Ontario (the “Company”), together with its wholly-owned subsidiary, Brookfield Residential US Corporation, a corporation organized under the laws of the State of Delaware, as co-issuer (the “U.S. Co-Issuer” and, together with the Company, the “Issuers”), proposes to issue and sell to the several initial purchasers named in Schedule I hereto (the “Purchasers”), for whom you (the “Representative”) are acting as representative, U.S.$500,000,000 principal amount of its 6.125% Senior Notes Due 2022 (“Securities”) to be issued under an indenture, dated as of the Closing Date (the “Indenture”), among the Issuers, the guarantors party thereto and Wells Fargo Bank, National Association, as Trustee. The Securities will be unconditionally guaranteed as to the payment of principal and interest by each subsidiary listed on Schedule II hereto (the “Guarantors” and, such guarantees, the “Guarantees”). To the extent there are no additional Purchasers listed on Schedule I other than you, the term Representative as used herein shall mean you, as Purchasers, and the terms Representative and Purchasers shall mean either the singular or plural as the context requires. Certain terms used herein are defined in Section 24 hereof.

All references in this Agreement to financial statements and schedules and other documents and information which is “contained,” “included” or “stated” (or other references of like import) in the Preliminary Offering Circular, the Disclosure Package or the Final Offering Circular shall be deemed to mean and include all such financial statements and schedules and other documents and information which is incorporated by reference therein as of the date of such Preliminary Offering Circular, the Disclosure Package or the Final Offering Circular, as the case may be.

1. Representations and Warranties. Each of the Issuers and each of the Guarantors jointly and severally represent and warrant to, and agree with, each Purchaser as set forth below in this Section 1.

(a) As of its date, the Preliminary Offering Circular does not, as of its date, the Final Offering Circular does not, and as of the Closing Date, the Final Offering Circular will not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading or include a “misrepresentation” as defined under applicable Canadian Securities Laws. At the Applicable Time neither (i) the Disclosure Package, nor (ii) any individual Supplemental Marketing Material, when considered together with the Disclosure Package, included any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading. The preceding two sentences do not apply to statements in or omissions from the Preliminary Offering Circular, the Final Offering Circular, the Disclosure Package or any Supplemental Marketing Material based upon written information furnished to the Company by any Purchaser through the Representative specifically for use therein, it being understood and agreed that the only such information is that described as such in Section 8(b) hereof.

(b) The Company is subject to Section 13 or 15(d) of the Exchange Act. The Company is a “reporting issuer” (or equivalent) in each province of Canada and is not in default of any requirement under applicable Canadian Securities Laws except for any default which would not, individually or in the aggregate, have a material adverse effect on the condition (financial or otherwise), operations, earnings, business or properties of the Issuers, the Guarantors and each of their respective subsidiaries, taken as a whole, whether or not arising from transactions in the ordinary course of business (a “Material Adverse Effect”).

(c) Each of the Issuers and the Guarantors (i) has been duly incorporated, formed or organized, as applicable, and is valid and subsisting as a corporation, limited liability company or partnership under the jurisdiction of its incorporation, formation or organization, as applicable, with all requisite power and authority to own or lease, as the case may be, and to operate its properties and conduct its business as described in the Disclosure Package and the Final Offering Circular; and each of the Issuers and the Guarantors is duly registered to do business as an extra jurisdictional entity or a foreign entity and is in good standing under the laws of each such jurisdiction which requires such registration, except where the failure to be so registered or in good standing would not singly, or in the aggregate, be reasonably expected to have Material Adverse Effect.

(d) Each subsidiary of the Company, other than the U.S. Co-Issuer, that is not a Guarantor and each subsidiary of the Guarantors that is not a Guarantor has been duly incorporated, formed or organized and is validly existing as a corporation, limited liability company or partnership in good standing under the jurisdiction in which each is incorporated, formed or organized, as applicable, with requisite power and authority to own or lease, as the case may be, and to operate its respective properties and conduct its respective business as described in the Disclosure Package and the Final Offering Circular, except where the failure to validly exist, be in such good standing, have such requisite power and authority, so operate or so conduct its respective business would not singly, or in the aggregate, be reasonably expected to have a Material Adverse Effect; and each is duly qualified or registered to do business as an extra jurisdictional entity or a foreign entity and, to the best of the Company’s knowledge, is in good standing under the laws of each jurisdiction which requires such qualification or registration, except where the failure to be so qualified or registered or in such good standing would not singly, or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(e) The Company has an authorized capitalization as set forth in the Disclosure Package and the Final Offering Circular and all of the issued shares of capital stock, or other ownership interests, of the Issuers and the Guarantors have been duly and validly authorized and issued and are fully paid and non-assessable; and all the outstanding shares of capital stock, or other ownership interests, of each subsidiary of the Company, other than the U.S. Co-Issuer and the Guarantors, have been duly and validly authorized and issued and are fully paid and nonassessable, as applicable; and, except for (i) as otherwise set forth in the Disclosure Package and the Final Offering Circular, and (ii) security interests, claims, liens or encumbrances, which would not reasonably be expected to have a Material Adverse Effect, all outstanding shares of capital stock, or other ownership interests, of such subsidiaries are owned by the Issuers or the Guarantors either directly or through wholly owned subsidiaries free and clear of any perfected security interest or any other security interests, claims, liens or encumbrances.

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(f) The statements in the Disclosure Package and the Final Offering Circular under the headings “Certain Canadian Income Tax Considerations,” “Certain U.S. Income Tax Considerations,” “Description of Notes” and “Legal Proceedings” insofar as such statements summarize legal matters, agreements, documents or proceedings discussed therein, are accurate and fair summaries, in all material respects, of such legal matters, agreements, documents or proceedings.

(g) Each of the Issuers and the Guarantors has full power and authority to execute, deliver and perform its obligations under this Agreement and this Agreement has been duly authorized, executed and delivered by the Issuers and the Guarantors.

(h) Neither Issuer nor any Guarantor is, and after giving effect to the offering and sale of the Securities and the application of the proceeds thereof as described in the Disclosure Package and the Final Offering Circular will not be, an “investment company” as defined in the Investment Company Act of 1940, as amended, and the rules and regulations of the Commission promulgated thereunder.

(i) Neither Issuer nor any Guarantor was a “passive foreign investment company” within the meaning of Section 1297(a) of the U.S. Internal Revenue Code of 1986, as amended (a “PFIC”), for its taxable year ended December 31, 2011. Neither Issuer nor any Guarantor reasonably expect to be a PFIC for their current taxable year ending December 31, 2012 or in the foreseeable future.

(j) No consent, approval, authorization, filing with or order of any court or governmental agency or body is required in connection with the transactions contemplated herein, except (i) where the failure to have such consent, approval, authorization, filing or order would not singly, or in the aggregate, be reasonably expected to have a Material Adverse Effect or would not materially and adversely affect the ability of the Issuers or the Guarantors to perform each of its respective obligations under this Agreement and (ii) such as may be required under the blue sky laws of any jurisdiction in connection with the purchase and distribution of the Securities by the Purchasers in the manner contemplated herein and in the Disclosure Package and the Final Offering Circular.

(k) The execution, delivery and performance of the Indenture and this Agreement by the Issuers and the Guarantors, the issuance and sale of the Securities by the Issuers, the issuance and sale of the Guarantees by the Guarantors and compliance by the Issuers and the Guarantors with the terms and provisions of this Agreement and the Indenture will not result in a breach or violation of any of the terms and provisions of, or constitute a default or a Debt Repayment Triggering Event (as defined below) under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Issuers, the Guarantors or any of their respective subsidiaries pursuant to (i) (x) the charter or by-laws or other constating documents of the Issuers or the Guarantors or (y) any of their respective subsidiaries, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which any of the Issuers, the Guarantors or their respective subsidiaries is a party or bound or to which its or their property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree applicable to the Issuers, the Guarantors or any of their respective subsidiaries of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuers, the Guarantors or any of their respective subsidiaries or any of their respective properties, except, in the cases of (i)(y), (ii) and (iii) hereof, where such conflict, breach, violation or imposition would not singly, or in the aggregate, be reasonably expected to have a Material Adverse Effect; a “Debt Repayment Triggering Event” means any event or condition that gives, or with the giving of notice or lapse of time would give, the holder of any note, debenture, or other evidence of indebtedness (or any person acting on such holder’s behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Issuers, the Guarantors or any of their respective subsidiaries.

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(l) The consolidated historical financial statements and schedules of the Company and its consolidated subsidiaries included in the Disclosure Package and the Final Offering Circular present fairly, in all material respects, the financial condition, results of operations and cash flows of the Company as of the dates and for the periods indicated, comply as to form with the applicable accounting requirements of the Canadian Securities Laws and the Securities Act and have been prepared in conformity with U.S. generally accepted accounting principles applied on a consistent basis throughout the periods involved (except as otherwise noted therein). The selected financial data set forth under the caption “Summary—Summary Financial Information” in the Disclosure Package and the Final Offering Circular fairly present, in all material respects, on the basis stated in the Disclosure Package and the Final Offering Circular, the information included therein.

(m) No action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuers, the Guarantors or any of their respective subsidiaries is pending or, to the best knowledge of the Issuers and the Guarantors, threatened that (i) would reasonably be expected to have a material adverse effect on the performance of this Agreement or the consummation of any of the transactions contemplated hereby or (ii) would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Offering Circular.

(n) Except as disclosed in the Disclosure Package and the Final Offering Circular, each of the Issuers, the Guarantors and their respective subsidiaries (i) have good and marketable title to all real properties and all other properties and assets owned by them as are necessary to the conduct of its operations as presently conducted; and (ii) except as disclosed in the Disclosure Package and the Final Offering Circular, the Issuers, the Guarantors and each of their respective subsidiaries hold any leased real or personal property as are necessary to the conduct of its operations as presently conducted under valid and enforceable leases with no terms or provisions that would interfere with the use made or to be made thereof by them and no defaults exist thereunder, except the case of (i) and (ii) hereof where the failure to have such title or to hold such property would not singly, or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(o) None of the Issuers and the Guarantors is in violation or default of (i) any provision of its charter or by-laws or other constating documents, (ii) the terms of any indenture, contract, lease, mortgage, deed of trust, note agreement, loan agreement or other agreement, obligation, condition, covenant or instrument to which it is a party or bound or to which its property is subject, or (iii) any statute, law, rule, regulation, judgment, order or decree of any court, regulatory body, administrative agency, governmental body, arbitrator or other authority having jurisdiction over the Issuers or such Guarantor or any of its properties, as applicable, except in the case of (ii) and (iii) hereof where such violation or default would not singly, or in the aggregate, be reasonably expected to have a Material Adverse Effect.

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(p) Deloitte LLP, who have certified certain financial statements of the Company and its consolidated subsidiaries and delivered their report with respect to the audited consolidated financial statements and schedules statements included and incorporated by reference in the Disclosure Package and the Final Offering Circular, are independent public accountants with respect to the Company within the meaning of the Exchange Act and the rules and regulations of the Public Company Accounting Oversight Board.

(q) There are no transfer taxes or other similar fees or charges under U.S. or Canadian federal law, or the laws of any state, province or any political subdivision thereof, required to be paid in connection with the execution and delivery of this Agreement or the issuance by the Issuers and the Guarantors or sale by the Issuers and Guarantee by the Guarantors of the Securities.

(r) Each of the Issuers and the Guarantors has filed all tax returns that are required to be filed or has requested extensions thereof (except in any case in which the failure so to file would not have a Material Adverse Effect and except as set forth in or contemplated in the Disclosure Package and the Final Offering Circular and has paid all taxes required to be paid by it and any other assessment, fine or penalty levied against it, to the extent that any of the foregoing is due and payable, except (i) for any such assessment, fine or penalty that is currently being contested in good faith or as would not reasonably be expected to have a Material Adverse Effect and (ii) as set forth in or contemplated in the Disclosure Package and the Final Offering Circular.

(s) No labor problem or dispute with the employees of the Issuers or the Guarantors exists or is, to the knowledge of the Issuers or the Guarantors, threatened or is imminent, and none of the Issuers or any Guarantors is aware of any existing or imminent labor disturbance by the employees of any of the Issuers’ or the Guarantors’ principal suppliers, contractors or customers, except (i) as set forth in or contemplated in the Disclosure Package and the Final Offering Circular or (ii) where such problem, dispute or disturbance would not singly, or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(t) Each of the Issuers and the Guarantors are insured by insurers of recognized financial responsibility against such losses and risks and in such amounts as are prudent and customary in the businesses in which they are engaged; all material policies of insurance and fidelity or surety bonds insuring any of the Issuers or the Guarantors or their respective businesses, assets, employees, officers and directors are in full force and effect; the Issuers and the Guarantors are in compliance with the terms of such policies and instruments in all material respects; and there are no material claims by any of the Issuers or the Guarantors under any such policy or instrument as to which any insurance company is denying liability or defending under a reservation of rights clause; none of the Issuers nor any of the Guarantors has been refused any material insurance coverage sought or applied for; and none of the Issuers nor any of the Guarantors has any reason to believe that it will not be able to renew its existing insurance coverage as and when such coverage expires or to obtain similar coverage from similar insurers as may be necessary to continue its business at a cost that would not reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Offering Circular.

(u) The Issuers, the Guarantors and their respective subsidiaries possess all material licenses, certificates, permits and other authorizations issued by all applicable foreign, federal, provincial, state, municipal or local regulatory authorities necessary to conduct their respective businesses, and neither the Issuers, the Guarantors nor any such subsidiary has received any notice of proceedings relating to the revocation or modification of any such license, certificate, authorization or permit which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would reasonably be expected to have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Offering Circular.

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(v) The Company and its subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that (i) transactions are executed in accordance with management’s general or specific authorizations; (ii) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain asset accountability; (iii) access to assets is permitted only in accordance with management’s general or specific authorization; and (iv) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company’s and its subsidiaries’ internal control over financial reporting is effective and the Company and its subsidiaries are not aware of any material weakness in their internal control over financial reporting.

(w) The Company and its subsidiaries maintain “disclosure controls and procedures” (as such term is defined in Rule 13a-15(e) under the Exchange Act); such disclosure controls and procedures are effective.

(x) None of the Issuers or the Guarantors has taken, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under Canadian Securities Laws or the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Issuers or any Guarantor to facilitate the sale or resale of the Securities.

(y) Except as disclosed in the Disclosure Package and the Final Offering Circular, (i) none of the Issuers, the Guarantors nor any of their respective subsidiaries is in violation of, or has any liability under, or has received notice of any actual or potential liability under, any applicable U.S. or Canadian federal, state, provincial, local or foreign statute, law, rule, regulation, ordinance, code, other requirement or rule of law (including common law), or decision or order of any domestic or foreign governmental entity or court, relating to pollution, to the use, handling, transportation, treatment, storage, discharge, disposal or release of Hazardous Substances (as defined below), to the protection or restoration of the environment or natural resources (including biota), to human health and safety, including as such relates to exposure to Hazardous Substances, and to natural resource damages (collectively, “Environmental Laws”), (ii) none of the Issuers, the Guarantors nor any of their respective subsidiaries owns, occupies, operates or uses any real property contaminated with Hazardous Substances, (iii) none of the Issuers, the Guarantors nor any of their respective subsidiaries is conducting or funding any investigation, remediation, remedial action or monitoring of actual or suspected Hazardous Substances in the environment, (iv) none of the Issuers, the Guarantors nor any of their respective subsidiaries is liable or allegedly liable for any release or threatened release of Hazardous Substances, including at any off-site treatment, storage or disposal site, or has been named as a “potentially responsible party” under the Comprehensive Environmental Response, Compensation, and Liability Act of 1980, as amended, (v) none of the Issuers, the Guarantors nor any of their respective subsidiaries is subject to any claim by any governmental entity or person relating to Environmental Laws or Hazardous Substances, (vi) the Issuers, the Guarantors and their respective subsidiaries have received and are in compliance with all, and have no liability under any, permits, licenses, authorizations, identification numbers or other approvals required under applicable Environmental Laws to conduct their respective businesses, and (vii) to the knowledge of the Issuers and the Guarantors there are no facts or circumstances that would reasonably be expected to result in a violation of, liability under, or claim or expense pursuant to any Environmental Law, except in each case covered by clauses (i) – (vii) such as would not reasonably be expected, individually or in the aggregate, have a Material Adverse Effect. For purposes of this subsection, “Hazardous Substances” means (A) petroleum and petroleum products, by-products or breakdown products, radioactive materials, asbestos-containing materials, polychlorinated biphenyls and mold, and (B) any other chemical, material or substance defined or regulated as toxic or hazardous or as a pollutant, contaminant or waste under Environmental Laws.

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(z) None of the following events has occurred or exists: (i) a failure to fulfill the obligations, if any, under the minimum funding standards of Section 302 of the United States Employee Retirement Income Security Act of 1974, as amended (“ERISA”), and the regulations and published interpretations thereunder with respect to a Plan, determined without regard to any waiver of such obligations or extension of any amortization period; (ii) an audit or investigation by the Internal Revenue Service, the U.S. Department of Labor, the Pension Benefit Guaranty Corporation or any other federal or state governmental agency or any foreign regulatory agency with respect to the employment or compensation of employees by any of the Issuers, the Guarantors or any of their respective subsidiaries that would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Offering Circular ; (iii) any breach of any contractual obligation, or any violation of law or applicable qualification standards, with respect to the employment or compensation of employees by the Issuers, the Guarantors or any of their respective subsidiaries that would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Offering Circular. None of the following events has occurred or is reasonably likely to occur: (i) a material increase in the aggregate amount of contributions required to be made to all Plans in the current fiscal year of the Issuers, the Guarantors or any of their respective subsidiaries compared to the amount of such contributions made in the most recently completed fiscal year of the Company and its subsidiaries; (ii) a material increase in the “accumulated post-retirement benefit obligations” (within the meaning of Statement of Financial Accounting Standards 106) of the Company and its subsidiaries compared to the amount of such obligations in the most recently completed fiscal year of the Company and its subsidiaries; (iii) any event or condition giving rise to a liability under Title IV of ERISA that would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Offering Circular ; or (iv) the filing of a claim by one or more employees or former employees of the Issuers, the Guarantors or any of their respective subsidiaries related to their employment that would have a Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Offering Circular. For purposes of this paragraph, the term “Plan” means a plan (within the meaning of Section 3(3) of ERISA) subject to Title IV of ERISA with respect to which the Company, the Guarantors or any of their respective subsidiaries may have any liability. All contributions or premiums required to be made or paid by any of the Issuers, the Guarantors or any of their respective subsidiaries to any Canadian pension or other Canadian employee benefit plan have been made on a timely basis in accordance with the terms of such plans and all applicable laws. Each such Canadian pension plan or Canadian benefit plan is fully funded on a solvency basis and going concern basis (using actuarial methods and assumptions which are consistent with the valuations last filed with the applicable governmental authorities and which are consistent with generally accepted accounting principles. All material obligations of each of the Issuers, the Guarantors or any of their respective subsidiaries required to be performed in connection with any Canadian pension plans and the funding agreements therefor have been performed on a timely basis. None of the Issuers, the Guarantors or any of their respective subsidiaries has ever, sponsored, administered, maintained, contributed to or participated in any Canadian employee benefit plan which contains a “defined benefit provision,” as defined in subsection 147.1(1) of the Income Tax Act (Canada).

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(aa) There is and has been no failure on the part of the Issuers and the Guarantors and any of the Issuers’ or the Guarantors’ directors or officers, in their capacities as such, to comply, in all material respects, with any provision of the Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated in connection therewith (the “Sarbanes-Oxley Act”), including Section 402 relating to loans and Sections 302 and 906 relating to certifications.

(bb) Neither the Issuers, the Guarantors nor any of their respective subsidiaries nor, to the knowledge of the Company or the Guarantors, any director, officer, agent, employee or affiliate of the Issuers, the Guarantors or any of their respective subsidiaries is aware of or has taken any action, directly or indirectly, that would result in a violation by such persons of the Foreign Corrupt Practices Act of 1977, as amended, and the rules and regulations thereunder (the “FCPA”) or the Corruption of Foreign Public Officials Act (Canada) (the “CFPOA”), including, without limitation, making use of the mails or any means or instrumentality of interstate commerce corruptly in furtherance of an offer, payment, promise to pay or authorization of the payment of any money, or other property, gift, promise to give, or authorization of the giving of anything of value to any “foreign official” (as such term is defined in the FCPA) or any foreign political party or official thereof or any candidate for foreign political office, in contravention of the FCPA or the CFPOA; and the Issuers, the Guarantors and their respective subsidiaries and, to the knowledge of the Issuers and the Guarantors, their respective affiliates have conducted their businesses in compliance with the FCPA and have instituted and maintain policies and procedures designed to ensure, and which are reasonably expected to continue to ensure, continued compliance therewith.

(cc) The operations of the Issuers, the Guarantors and their respective subsidiaries are and have been conducted at all times in compliance with applicable financial recordkeeping and reporting requirements of the Currency and Foreign Transactions Reporting Act of 1970, as amended, the Proceeds of Crime Money (Money Laundering) Act (Canada), the money laundering statutes of all applicable jurisdictions, the rules and regulations thereunder and any related or similar rules, regulations or guidelines issued, administered or enforced by any governmental agency to which the Issuers, the Guarantors and their respective subsidiaries are subject (collectively, the “Money Laundering Laws”) and no action, suit or proceeding by or before any court or governmental agency, authority or body or any arbitrator involving the Issuers, the Guarantors or any of their respective subsidiaries with respect to the Money Laundering Laws is pending or, to the best knowledge of the Issuers or the Guarantors, threatened.

(dd) Neither the Issuers, the Guarantors nor any of their respective subsidiaries nor, to the knowledge of the Issuers or the Guarantors, any director, officer, agent, employee or affiliate of the Issuers, the Guarantors or any of their respective subsidiaries is currently the target of any sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department (“OFAC”) or by the Office of the Superintendent of Financial Institutions (“OSFI”) in Canada; and the Issuers will not directly or indirectly use the proceeds of the offering, or lend, contribute or otherwise make available such proceeds to any subsidiary, joint venture partner or other person or entity, for the purpose of financing the activities of any person currently subject to any U.S. sanctions administered by OFAC or Canadian sanctions administered by OSFI.

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(ee) The Issuers, the Guarantors and their respective subsidiaries own, possess, license or have other rights to use, on reasonable terms, all patents, patent applications, trade and service marks, trade and service mark registrations, trade names, copyrights, licenses, inventions, trade secrets, technology, know-how and other intellectual property (collectively, the “Intellectual Property”) necessary for the conduct of the Issuers’ or the Guarantors’ respective businesses as now conducted or as proposed in the Disclosure Package and the Final Offering Circular to be conducted, except where such failure to own, possess, licenses or have other rights to use such Intellectual Property would not singly, or in the aggregate, be reasonably expected to have a Material Adverse Effect. Except as set forth in the Disclosure Package and the Final Offering Circular (i) there are no rights of third parties to any such Intellectual Property; (ii) there is no material infringement by third parties of any such Intellectual Property; (iii) there is no pending or threatened action, suit, proceeding or claim by others challenging the Issuers’ or the Guarantors’ rights in or to any such Intellectual Property, and none of the Issuers or any Guarantors is aware of any facts which would form a reasonable basis for any such claim; (iv) there is no pending or threatened action, suit, proceeding or claim by others challenging the validity or scope of any such Intellectual Property, and the none of Issuers or any Guarantors is aware of any facts which would form a reasonable basis for any such claim; (v) there is no pending or threatened action, suit, proceeding or claim by others that the Issuers or the Guarantors infringes or otherwise violates any patent, trademark, copyright, trade secret or other proprietary rights of others, and the Issuers and the Guarantors are unaware of any other fact which would form a reasonable basis for any such claim; (vi) there is no U.S. or Canadian patent or published U.S. or Canadian patent application which contains claims that dominate or may dominate any Intellectual Property described in the Disclosure Package and the Final Offering Circular as being owned by or licensed to the Issuers or the Guarantors that interferes with the issued or pending claims of any such Intellectual Property; and (vii) there is no prior art of which the Issuers or any Guarantors is aware that may render any Canadian or U.S. patent held by the Issuers or the Guarantors invalid or any U.S. or Canadian patent application held by the Issuers or the Guarantors unpatentable which has not been disclosed to the U.S. Patent and Trademark Office or the Canadian Intellectual Property Office, except, with respect to clauses (i) through (vii), except where such rights, infringement, challenge, proceeding, claim, domination or art, as applicable, would not singly, or in the aggregate, be reasonably expected to have a Material Adverse Effect.

(ff) Except as disclosed in the Disclosure Package and the Final Offering Circular, neither the Issuers nor any Guarantors (i) has any material lending or other relationship with any bank or lending affiliate of the Purchasers or (ii) intends to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of the Purchasers.

(gg) Except as disclosed in the Disclosure Package and the Final Offering Circular, there are no contracts, agreements or understandings between the Issuers or the Guarantors and any person that would give rise to a valid claim against the Issuers, the Guarantors or the Purchasers for a brokerage commission, finder’s fee or other like payment.

(hh) No acquisition has been made by the Issuers or any Guarantor since the date of its incorporation that would be a significant acquisition for the purposes of the Canadian Securities Laws, and no proposed acquisition by any Issuer or any Guarantor has progressed to a state where a reasonable person would believe that the likelihood of any Issuer or any Guarantor completing the acquisition is high and that, if completed by any Issuer or any Guarantor at the date of the Disclosure Package and the Final Offering Circular, would be a significant acquisition for the purposes of the Canadian Securities Laws, in each case, that would require the prescribed financial and other disclosure in the Disclosure Package and the Final Offering Circular pursuant to such laws.

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(ii) The Indenture has been duly authorized by the Issuers and the Guarantors; the Securities have been duly authorized by the Issuers; and when the Securities are delivered and paid for pursuant to this Agreement on the Closing Date, the Indenture will have been duly executed and delivered by each of the Issuers and Guarantors, such Securities will have been duly executed, authenticated, issued and delivered by the Issuers, will conform to the information in the Disclosure Package and the Final Offering Circular and will conform to the description of such Securities contained in the Final Offering Circular and the Indenture and such Securities will constitute valid and legally binding obligations of the Issuers and, with respect to the Indenture, the Guarantors, enforceable in accordance with their terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles and entitled to the benefits provided by the Indenture.

(jj) Each of the Guarantees has been duly authorized by such Guarantor; and, when the Securities are delivered and paid for pursuant to this Agreement on the Closing Date and issued, executed and authenticated in accordance with the terms of the Indenture, the Guarantee of each Guarantor will have been duly executed and delivered by each such Guarantor, will conform to the description thereof contained in the Disclosure Package and the Final Offering Circular and will constitute valid and legally binding obligations of such Guarantor, enforceable in accordance with its terms, subject to bankruptcy, insolvency, fraudulent transfer, reorganization, moratorium and similar laws of general applicability relating to or affecting creditors’ rights and to general equity principles.

(kk) No subsidiary of the Issuers or any Guarantor is currently prohibited, directly or indirectly, from paying any dividends to such Issuer or such Guarantor, as the case may be, from making any other distribution on such subsidiary’s capital stock, from repaying to such Issuer or such Guarantor, as the case may be, any loans or advances to such subsidiary from such Issuer or such Guarantor, as the case may be, or from transferring any of such subsidiary’s property or assets to such Issuer or such Guarantor, as the case may be, or any other subsidiary of such Issuer or such Guarantor, as the case may be, except as described in or contemplated in the Disclosure Package and the Final Offering Circular.

(ll) No securities of the same class (within the meaning of Rule 144A(d)(3)) as the Securities are listed on any national securities exchange registered under Section 6 of the Exchange Act or quoted in a U.S. automated inter-dealer quotation system.

(mm) The offer and sale of the Securities by the Issuers and the issuance of the Guarantees by each Guarantor in the manner contemplated by this Agreement will be exempt from the registration requirements of the Securities Act by reason of Section 4(a)(2) thereof and Regulation S thereunder, and it is not necessary to qualify an indenture in respect of the Securities or the Guarantees under, nor will the Indenture be required to conform to the requirements of, the United States Trust Indenture Act of 1939, as amended (the “Trust Indenture Act”).

(nn) Any Securities offered and sold in Canada will be offered and sold without being qualified under a prospectus in any Canadian jurisdiction in reliance on one or more prospectus exemptions under National Instrument 45-106 (“NI 45-106”). Assuming the accuracy of the representations and warranties of the Purchasers herein and their compliance with their agreements set forth herein, it is not necessary, in connection with the issuance and sale of the Securities to the Purchasers and the offer, resale and delivery of the Securities by the Purchasers in the manner contemplated herein, to qualify the Securities by prospectus or otherwise under the Canadian Securities Laws applicable in any Canadian Jurisdiction.

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(oo) Neither the Issuers, nor any Guarantor, nor any of their respective affiliates, nor any person acting on its or their behalf (other than the Purchasers, as to whom no representation or warranty has been made) (i) has, within the six-month period prior to the date hereof, offered or sold in the United States or to any U.S. person (as such terms are defined in Regulation S under the Securities Act) the Securities or any security of the same class or series as the Securities or (ii) has offered or will offer or sell the Securities (A) in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c) or (B) with respect to any such securities sold in reliance on Rule 903 of Regulation S (“Regulation S”) under the Securities Act, by means of any directed selling efforts within the meaning of Rule 902(c) of Regulation S. The Issuers, the Guarantors, their respective affiliates and any person acting on its or their behalf (other than the Purchasers, as to whom no representation or warranty has been made) have complied and will comply with the offering restrictions requirement of Regulation S. None of the Issuers nor any Guarantor has entered and none of the Issuers nor any Guarantor will enter into any contractual arrangement with respect to the distribution of the Securities except for this Agreement.

(pp) After the Closing Date, the Company will timely file or furnish all documents required to be filed or furnished to Canadian securities regulatory authorities in connection with the issuance and sale of the Securities and the consummation of the transactions contemplated hereby in accordance with applicable Canadian Securities Laws, including, without limitation, any Form 45-106F1 or Form 45-106F6, prescribed by NI 45-106, as applicable

Any certificate signed by any officer of any Issuer or any Guarantor and delivered to the Representative or counsel for the Purchasers in connection with the offering of the Securities shall be deemed a representation and warranty by the Issuer, as to matters covered thereby, to each Purchaser.

2. Purchase and Sale. (a) Subject to the terms and conditions and in reliance upon the representations and warranties herein set forth, the Issuers jointly and severally agree to sell to each Purchaser, and each Purchaser agrees, severally and not jointly, to purchase from the Issuers, at the purchase price of 98.38% of the principal amount thereof plus accrued interest from June 25, 2013 to the Closing Date (as hereinafter defined), the respective principal amount of Securities set forth opposite such Purchaser’s name in Schedule I hereto.

(b) The Issuers will deliver against payment of the purchase price the Securities to be purchased by each Purchaser hereunder and to be offered and sold by the Purchasers in reliance on Regulation S in the form of one or more permanent global notes without interest coupons (the “Regulation S Global Notes”) representing Offered Notes to be offered and sold by the Purchasers in reliance on Regulation S (the “Regulation S Notes”), which will be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Issuers will deliver against payment of the purchase price the Securities to be purchased by each Purchaser hereunder and to be offered and sold by each Purchaser in reliance on Rule 144A in the form of one or more permanent global notes without interest coupons (the “Restricted Global Notes”) representing Offered Notes to be offered and sold by each Purchaser in reliance on Rule 144A (the “Restricted Notes”), which will be deposited with the Trustee as custodian for DTC and registered in the name of Cede & Co., as nominee for DTC. The Regulation S Global Notes and the Restricted Global Notes shall be each assigned separate CUSIP numbers. The Restricted Global Notes shall include the restrictive legends regarding restrictions on transfer set forth under “Transfer Restrictions” in the Final Offering Circular, the Regulation S Global Notes shall include the Regulation S legends regarding restrictions on transfer set forth under “Transfer Restrictions” in the Final Offering Circular.

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3. Delivery and Payment. Delivery of and payment for the Regulation S Notes and the Restricted Notes shall be made at the office of Shearman & Sterling LLP, at 9:00 a.m., Toronto time, on June 25, 2013, or at such time on such later date not more than three Business Days after the foregoing date as the Representative shall designate, which date and time may be postponed by agreement between the Representative and the Issuers or as provided in Section 9 hereof (such date and time of delivery and payment for the Securities being herein called the “Closing Date”). Delivery to the Trustee as custodian for DTC of (i) the Regulation S Global Notes representing all of the Regulation S Notes and (ii) the Restricted Global Notes representing all of the Restricted Notes shall be made for the respective accounts of the several Purchasers against payment by the several Purchasers through the Representative of the purchase price thereof to or upon the order of the Issuers by wire transfer payable in United States Federal same-day funds to an account specified by the Issuers. Delivery of the Securities and the Option Securities shall be made through the facilities of The Depository Trust Company unless the Representative shall otherwise instruct. The Regulation S Global Notes and the Restricted Global Notes will be made available for checking at the above office of Shearman & Sterling LLP at least 24 hours prior to the Closing Date.

4. Offering by Purchasers. It is understood that the several Purchasers propose to offer the Securities for sale to the public as set forth in the Final Offering Circular.

5. Representations by Purchasers; Resale by Purchasers. (a) Each Purchaser severally represents and warrants to the Issuers and the Guarantors that it is an “accredited investor” within the meaning of Regulation D under the Securities Act and Canadian Securities Laws.

(b) Each Purchaser severally acknowledges that the Securities have not been registered under the Securities Act and may not be offered or sold within the United States or to, or for the account or benefit of, U.S. persons except in accordance with Regulation S or except pursuant to an exemption from, or in a transaction not subject to, the registration requirements of the Securities Act. Each Purchaser severally represents and agrees that it has not offered or sold, and will not offer or sell, any Securities constituting part of its allotment within the United States, except in accordance with Rule 903 or Rule 144A. Accordingly, neither the Purchaser nor its affiliates, nor any persons acting on its or their behalf, have engaged or will engage in any directed selling efforts with respect to the Securities, and such Purchaser, its affiliates and all persons acting on its or their behalf have complied with and will comply with the offering restrictions requirement of Regulation S and Rule 144A. Terms used in this subsection (b) have the meanings given to them by Regulation S.

(c) Each Purchaser severally agrees that it and each of its affiliates will not offer or sell the Securities in the United States by means of any form of general solicitation or general advertising within the meaning of Rule 502(c), including, but not limited to, (i) any advertisement, article, notice or other communication published in any newspaper, magazine or similar media or broadcast over television or radio, or (ii) any seminar or meeting whose attendees have been invited by any general solicitation or general advertising. Each Purchaser severally agrees, represents and warrants, with respect to resales made in reliance on Rule 144A of any of the Securities, to deliver either with the confirmation of such resale or otherwise prior to settlement of such resale a notice to the effect that the resale of such Securities has been made in reliance upon the exemption from the registration requirements of the Securities Act provided by Rule 144A.

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(d) In relation to each Member State of the European Economic Area which has implemented the Prospectus Directive (each, a “Relevant Member State”), each of the Purchasers severally represents, warrants and agrees that with effect from and including the date on which the Prospectus Directive is implemented in that Relevant Member State (the “Relevant Implementation Date”) it has not made and will not make an offer of Securities to the public in that Relevant Member State prior to the publication of a prospectus in relation to the Securities which has been approved by the competent authority in that Relevant Member State or, where appropriate, approved in another Relevant Member State and notified to the competent authority in that Relevant Member State, all in accordance with the Prospectus Directive, except that it may, with effect from and including the Relevant Implementation Date, make an offer of Securities to the public in that Relevant Member State at any time:

(i) to any legal entity which is a qualified investor as defined in the Prospectus Directive;

(ii) to fewer than 100 or, if the Relevant Member State has implemented the relevant provision of the 2010 PD Amending Directive, 150, natural or legal persons (other than qualified investors as defined in the Prospectus Directive), as permitted under the Prospectus Directive, subject to obtaining the prior consent of the Representative for any such offer; or

(iii) in any other circumstances which do not require the publication by the Issuers or any Guarantor of a prospectus pursuant to Article 3(2) of the Prospectus Directive.

For the purposes of this provision, the expression an “offer of Securities to the public” in relation to any Securities in any Relevant Member State means the communication in any form and by any means of sufficient information on the terms of the offer and the Securities to be offered so as to enable an investor to decide to purchase or subscribe for the Securities, as the same may be varied in that Relevant Member State by any measure implementing the Prospectus Directive in that Relevant Member State and the expression “Prospectus Directive” means Directive 2003/71/EC (and amendments thereto, including the 2010 PD Amending Directive, to the extent implemented in the Relevant Member State), and includes any relevant implementing measure in each Relevant Member State, and the expression “2010 PD Amending Directive” means Directive 2010/73/EU.

(e) Each of the Purchasers severally represents, warrants and agrees that:

(i) it has only communicated or caused to be communicated and will only communicate or cause to be communicated an invitation or inducement to engage in investment activity (within the meaning of Section 21 of the Financial Services and Markets Act of 2000 (the “FSMA”)) received by it in connection with the issue or sale of the Securities in circumstances in which Section 21(1) of the FSMA does not apply to the Company or the Guarantors; and

(ii) it has complied with and will comply with all applicable provisions of the FSMA with respect to anything done by it in relation to the Securities in, from or otherwise involving the United Kingdom.

6. Agreements. Each Issuer and each of the Guarantors agrees with the several Purchasers that:

(a) The Issuers and the Guarantors will promptly advise the Representative of any proposal to amend or supplement the Preliminary Offering Circular or Final Offering Circular, will not file any such amendment or supplementation unless the Issuers have furnished you a copy for your review prior to filing and will not file any such proposed amendment or supplement to which you reasonably object.

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(b) If, at any time prior to the completion of the resale of the Securities by the Purchasers, any event occurs as a result of which the Preliminary Offering Circular or Final Offering Circular, the Disclosure Package or any Supplemental Marketing Material, or any document included therein, would include any untrue statement of a material fact or omit to state any material fact necessary to make the statements therein in the light of the circumstances under which they were made at such time not misleading, the Issuers and the Guarantors promptly will (i) notify the Representative of any such event, (ii) prepare and supply to you in such quantities as you may reasonably request, an amendment or supplement which will correct such statement or omission or effect such compliance.

(c) The Issuers and the Guarantors will furnish, upon request, to the Representative and counsel for the Purchasers, without charge, copies of the Preliminary Offering Circular, each other document comprising a part of the Disclosure Package, the Final Offering Circular, all amendments and supplements to such documents and each item of Supplemental Marketing Material, in each case as soon as available and in such quantities as you may reasonably request. At any time when the Company is not subject to Section 13 or 15(d) of the Exchange Act, the Issuers and the Guarantors will promptly furnish or cause to be furnished to the Representative (and, upon request, to each of the other Purchasers) and, upon request of holders and prospective purchasers of the Securities, to such holders and purchasers, copies of the information required to be delivered to holders and prospective purchasers of the Securities pursuant to Rule 144A(d)(4) (or any successor provision thereto) in order to permit compliance with Rule 144A in connection with resales by such holders of the Securities. The Issuers will pay the expenses of printing or other production of all documents relating to the offering.

(d) The Issuers and the Guarantors will arrange, if necessary, for the qualification of the Securities for sale under the laws of such jurisdictions as the Representative may designate and will maintain such qualifications in effect so long as required for the distribution of the Securities; provided that in no event shall the Issuers or the Guarantors be obligated to qualify to do business in any jurisdiction where it is not now so qualified, to take any action that would subject it to service of process in suits, other than those arising out of the offering or sale of the Securities, or subject itself to taxation in respect of doing business in any jurisdiction where it is not now so subject.

(e) Each of the Issuers and the Guarantors agrees that, unless it has or shall have obtained the prior written consent of the Representative, and each Purchaser, severally and not jointly, agrees with the Issuers that, unless it has or shall have obtained, as the case may be, the prior written consent of the Issuers, it has not made and will not make any offer relating to the Securities that would constitute an Issuer Free Writing Communication; provided that the prior written consent of the parties hereto shall be deemed to have been given in respect of the Issuer Free Writing Communications listed on Schedule III hereto and any electronic road show.

(f) (i) Until the 90 days following the date of this Agreement, none of the Issuers nor any Guarantor nor any of their respective subsidiaries will, directly or indirectly, take any of the following actions with respect to any United States dollar-denominated or Canadian dollar-denominated debt securities issued or guaranteed by such Issuer, such Guarantor or such subsidiary and having a maturity of more than one year from the date of issue or any securities convertible into or exchangeable or exercisable for any of such securities (“Lock-Up Securities”): (i) offer, sell, issue, contract to sell, pledge or otherwise dispose of Lock-Up Securities, (ii) offer, sell, issue, contract to sell, contract to purchase or grant any option, right or warrant to purchase Lock-Up Securities, (iii) enter into any swap, hedge or any other agreement that transfers, in whole or in part, the economic consequences of ownership of Lock-Up Securities, (iv) establish or increase a put equivalent position or liquidate or decrease a call equivalent position in Lock-Up Securities within the meaning of Section 16 of the Exchange Act or (v) file with the Commission a registration statement under the Securities Act relating to Lock-Up Securities or publicly disclose the intention to take any such action, without the prior written consent of the Representative.

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(ii) None of the Issuers nor any Guarantor will at any time directly or indirectly, take any action referred to in clauses (i) through (v) above with respect to any securities under circumstances where such offer, sale, pledge, contract or disposition would cause the exemption afforded by Section 4(a)(2) of the Securities Act or the safe harbor of Regulation S thereunder to cease to be applicable to the offer and sale of the Securities.

(g) None of the Issuers nor any Guarantors will take, directly or indirectly, any action designed to or that would constitute or that might reasonably be expected to cause or result in, under the Canadian Securities Laws or the Exchange Act or otherwise, stabilization or manipulation of the price of any security of the Issuers to facilitate the sale or resale of the Securities.

(h) The Issuers jointly and severally agree to pay the costs and expenses relating, but not limited to, the following matters: (i) all expenses in connection with the execution, issue, authentication, packaging and initial delivery of the Securities, the preparation and printing of this Agreement, the Securities, the Indenture, the Preliminary Offering Circular, any other documents comprising any part of the Disclosure Package, the Final Offering Circular, all amendments and supplements thereto, each item of Supplemental Marketing Material and any other document relating to the issuance, offer, sale and delivery of the Securities; (ii) the printing (or reproduction) and delivery (including postage, air freight charges and charges for counting and packaging) of such copies of the Preliminary Offering Circular, Final Offering Circular, each Issuer Free Writing Communication and any other documents comprising any part of the Disclosure Package, and all amendments or supplements to any of them, as may, in each case, be reasonably requested for use in connection with the offering and sale of the Securities; (iii) the preparation, printing, authentication, issuance and delivery of certificates for the Securities, including any stamp or transfer taxes in connection with the original issuance and sale of the Securities; (iv) the printing (or reproduction) and delivery of this Agreement, any blue sky memorandum and all other agreements or documents printed (or reproduced) and delivered in connection with the offering of the Securities; (v) any fees charged by investment rating agencies for the rating of the Securities; (vi) the cost of any advertising approved by the Issuers in connection with the issue of the Securities; (vii) the fees and expenses of the Issuers’ accountants and the fees and expenses of counsel (including local and special counsel) for the Issuers; (viii) the fees and expenses of the Trustee and its professional advisers; (ix) expenses incurred in distributing the Preliminary Offering Circular, any other documents comprising any part of the Disclosure Package, the Final Offering Circular (including any amendments and supplements thereto) and any Supplemental Marketing Material to the Purchasers; (x) any fees payable to Canadian securities regulators in connection with private placement filings required under applicable Canadian Securities Laws, and any expenses (including reasonable and documented fees and disbursements of counsel to the Purchasers) incurred in connection therewith and the preparation and printing of memoranda relating thereto; and (xi) all other costs and expenses incident to the performance by the Issuers of their obligations hereunder. The Issuers and the Guarantors will also pay or reimburse the Purchasers (to the extent incurred by them) for reasonable and documented costs and expenses of the Purchasers and the Issuers’ officers and employees and any other expenses of the Purchasers, and the Issuers and the Guarantors relating to investor presentations on any “road show” in connection with the offering and sale of the Securities, including, without limitation, any travel expenses of the Issuers’ and the Guarantors’ officers and employees and any other expenses of the Issuers and the Guarantors including the chartering of airplanes.

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(i) During the period of one year after the Closing Date, the Issuers will, upon request, furnish to the Representative, each of the other Purchasers and any holder of Securities a copy of the restrictions on transfer applicable to the Securities.

(j) The Issuers will use the net proceeds received in connection with this offering in the manner described in the “Use of Proceeds” section of the Disclosure Package and the Final Offering Circular and, except as disclosed in the Disclosure Package and the Final Offering Circular, the Issuers do not intend to use any of the proceeds from the sale of the Securities hereunder to repay any outstanding debt owed to any affiliate of any Purchaser.

7. Conditions to the Obligations of the Purchasers. The obligations of the several Purchasers to purchase the Securities shall be subject to the accuracy of the representations and warranties on the part of the Issuers and the Guarantors contained herein as of the Execution Time and the Closing Date, to the accuracy of the statements of the Issuers and the Guarantors made pursuant to provisions hereof, to the performance by the Issuers and the Guarantors of their respective obligations hereunder and to the following additional conditions:

(a) The Issuers shall have requested and caused Cleary Gottlieb Steen & Hamilton LLP, U.S. counsel for the Issuers, to have furnished to the Representative their opinion, dated the Closing Date and addressed to the Representative, to the effect that:

(i) The U.S. Co-Issuer and each of the Guarantors named in Schedule II hereto that is incorporated, formed or organized in the State of Delaware or the State of New York (each, a “NY/DE Guarantor”) is validly existing and in good standing under the laws of its state of incorporation, formation or organization, as applicable, and has the corporate or limited liability power to own its properties and conduct its business as described in the Disclosure Package and the Final Offering Circular.

(ii) The execution and delivery of the Indenture, which includes the Guarantees, have been duly authorized by all necessary corporate or limited liability company action of the U.S. Co-Issuer and each of the NY/DE Guarantors, and the Indenture, which includes the Guarantees, has been duly executed and delivered by each of the Issuers and the Guarantors under the law of the State of New York and is a valid, binding and enforceable agreement of each of the Issuers and the Guarantors.

(iii) The Securities have been duly executed and delivered by the Issuers under the law of the State of New York and are the valid binding and enforceable obligations of each of the Issuers, entitled to the benefits of the Indenture.

(iv) No registration of the Company, the U.S. Co-Issuer, Brookfield Residential (Alberta) LP or Brookfield Homes (Ontario) Limited under the U.S. Investment Company Act of 1940, as amended, is required or will be required after giving effect to the offer and sale of the Securities by the Issuers and the use of proceeds therefrom in the manner contemplated in this Agreement or the Final Offering Circular.

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(v) (a) The issuance and sale of the Securities to the Purchasers pursuant to this Agreement do not, and the performance by each of the Issuers and the Guarantors of its obligations in this Agreement, the Indenture (including the Guarantees) and the Securities will not, (i) require any consent, approval, authorization, registration or qualification of or with any governmental authority of the United States or the State of New York, as the case may be, that in our experience normally would be applicable to general business entities with respect to such issuance, sale or performance (but we express no opinion relating to the United States federal securities laws or any state securities or Blue Sky laws), or (ii) result in a violation of any United States federal or New York State law or published rule of regulation that in our experience normally would be applicable to general business entities with respect to such issuance, sale or performance (but we express no opinion relating to United States federal securities laws or any state securities or Blue Sky laws).

(b) The issuance and sale of the Securities to the Purchasers pursuant to this Agreement do not, and the performance by each of the Issuers and the Guarantors of its obligations in this Agreement, the Indenture (including the Guarantees) and the Securities will not, result in a breach of any of the terms and provisions of, or constitute a default under, any of the agreements of the Issuers or the Guarantors, as the case may be, identified in an exhibit to such opinion (assuming that to the extent any such agreement is governed by the law of a jurisdiction other than the State of New York, such agreement will be interpreted in accordance with its plain meaning).

(c) The issuance and sale of the Securities to the Purchasers pursuant to this Agreement do not and the performance by each of the Issuers and the Guarantors of its obligations in this Agreement, the Indenture (including the Guarantees) and the Securities will not, result in a violation of the articles of incorporation, by-laws, limited liability operating agreement or comparable organizational documents, as the case may be, of the U.S. Co-Issuer or the NY/DE Guarantors.

(vi) (a) No information has come to our attention that causes us to believe that the Preliminary Offering Circular (excluding the Canadian offering circular supplement), including the documents incorporated by reference therein, considered together with the documents included as Schedule III hereto (except the financial statements and schedules and other financial data and management’s report on the effectiveness of internal control over financial reporting included therein, as to which we express no view), at the Applicable Time, contained an untrue statement of a material fact or omitted to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(b) No information has come to our attention that causes us to believe that the Final Offering Circular (excluding the Canadian offering circular supplement), including the documents incorporated by reference therein (except the financial statements and schedules and other financial data and management’s report on the effectiveness of internal control over financial reporting included therein, as to which we express no view), as of its date or the date of closing, contained or contains an untrue statement of a material fact or omitted or omits to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading.

(vii) The statements set forth under the heading “Description of Notes” in the Disclosure Package and the Final Offering Circular, insofar as such statements purport to summarize certain provisions of the Securities and the Indenture, provide a fair summary of such provisions.

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(viii) The statements under the heading “Certain United States Income Tax Considerations” in the Disclosure Package and the Final Offering Circular, insofar as such statements purport to summarize certain federal income tax laws of United States, constitute a fair summary of the principal U.S. federal income tax consequences of an investment by a U.S. holder in the Securities.

(ix) The execution and delivery of this Agreement have been duly authorized by all necessary corporate or limited liability company action, as the case may be, of each of the U.S. Co-Issuer and the NY/DE Guarantors, and this Agreement has been duly executed and delivered by each of the Issuers and the Guarantors under the law of the State of New York.

(x) No registration of the Securities or the Guarantees under the U.S. Securities Act of 1933, as amended, and no qualification of an indenture under the U.S. Trust Indenture Act of 1939, as amended, are required for the offer and sale of the Securities by the Issuers to the Purchasers pursuant to and in the manner contemplated by this Agreement or by the Purchasers as contemplated by this Agreement and the Final Offering Circular.

(b) The Company shall have requested and caused Goodmans LLP, Canadian counsel for the Company, to have furnished to the Representative their opinion, dated the Closing Date and addressed to the Representative, to the effect that:

(i) Each of the Company and the Guarantors named in Schedule II hereto that are incorporated, formed or organized in the Province of Ontario or under Canadian federal law (the “Canadian Guarantors”) is existing and in good standing under the laws the jurisdiction of its incorporation, formation or organization, as applicable, with corporate power and authority to own their properties and conduct their business as described in the Disclosure Package and the Final Offering Circular.

(ii) The Indenture and the performance of obligations of each of the Company and the Canadian Guarantors thereunder have been duly authorized, and the Indenture has been duly executed and delivered, by the Company and the Canadian Guarantors.

(iii) The Securities have been duly authorized, executed, authenticated, issued and delivered by the Company and the Guarantee has been duly authorized, executed, authenticated, issued and delivered by the Canadian Guarantors, and conform to the description in the Disclosure Package and in the Final Offering Circular; the Regulation S Global Note and the Restricted Global Note have been duly authorized, executed and delivered by the Issuers and the form and the terms of the Regulation S Global Note and the Restricted Global Note comply with the requirements of the Indenture and applicable Canadian Securities Laws.

(iv) No consent, approval, authorization, order, registration or qualification of or with any court or arbitrator or governmental or regulatory authority is required for the execution, delivery and performance by the Company and the Canadian Guarantors of this Agreement, the issuance and sale of the Securities and the Guarantee and the compliance by the Company and the Canadian Guarantors with the terms hereof and the consummation of the transactions contemplated by this Agreement, except the filing of a report of the distribution on Form 45-106F1 and Form 45-106F6, as applicable, prescribed by NI 45-106, prepared, executed and filed in accordance with Canadian Securities Laws together with payment of the requisite filing fees, if any, and the delivery of the Final Offering Circular to the applicable Canadian regulatory authorities within 10 days after the issuance in accordance with Canadian Securities Laws.

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(v) The execution, delivery and performance of the Indenture and this Agreement and the consummation of the transactions contemplated therein and the issuance and sale of the Securities and the Guarantee and compliance with the terms and provisions thereof will not result in a breach or violation of any of the terms and provisions of, or constitute a default under, or result in the imposition of any lien, charge or encumbrance upon any property or assets of the Company, the Canadian Guarantors or any of their respective subsidiaries pursuant to the charter or by-laws of the Company, the Canadian Guarantors or any of their respective subsidiaries, any statute, rule, regulation or order of any governmental agency or body or any court having jurisdiction over the Company, the Canadian Guarantors or any of their respective subsidiaries or any of their properties, or each of: (i) the Credit Agreement, dated as of March 31, 2011, by and among the Company, as borrower, and 4018940 Canada Inc., as lender, (ii) the Credit Agreement, dated as of March 31, 2011, by and among the Company, as borrower, and 4018940 Canada Inc., as lender, and (iii) the Credit Agreement, dated as of May 22, 2012, by and among the Canadian Guarantors, as borrower, and Royal Bank of Canada, as lender, or the charter or by-laws of the Company, the Canadian Guarantors or any of their respective subsidiaries, and the Company and the Canadian Guarantors each have full power and authority to authorize, issue and sell the Securities and the Guarantees as contemplated by this Agreement.

(vi) The statements made in the Disclosure Package and the Final Offering Circular under the caption “Certain Canadian Income Tax Considerations” insofar as they purport to constitute summaries of matters of Canadian federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects

(vii) This Agreement and the performance of the obligations of each of the Company and the Canadian Guarantors thereunder have been duly authorized, and this Agreement has been duly executed and delivered, by each of the Company and the Canadian Guarantors.

(viii) Neither the Company nor the Canadian Guarantors is in violation of its respective charter or by-laws.

(ix) A court of competent jurisdiction in the Province of Ontario (an “Ontario Court”) would give effect to the choice of the law of the State of New York (“New York law”) as the governing law of the Agreement, provided that such choice of law is bona fide (in the sense that it was not made with a view to avoiding the consequences of the laws of any other jurisdiction) and provided that such choice of law is not contrary to public policy, as that term as is understood under the laws of the Province of Ontario and the laws of Canada applicable therein (“Public Policy”). We have no reason to believe that the choice of New York law to govern the Agreement (except as to provisions in the Agreement providing for indemnity or contribution, as to which no opinion is expressed) would not be bona fide or would be contrary to Public Policy.

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(x) If the Agreement is sought to be enforced in the Province of Ontario in accordance with the laws applicable thereto as chosen by the parties, namely New York law, an Ontario Court would, subject to paragraph (vi) above, recognize the choice of New York law and, upon appropriate evidence as to such law being adduced, apply such law with respect to those matters which under the laws of the Province of Ontario are to be determined by the proper law of the Agreement (and in particular, but without limitation, not with respect to matters of procedure), provided that none of the provisions of this Agreement, or of applicable New York law, is contrary to Public Policy and that those laws are not foreign revenue or penal laws; provided, however, that, in matters of procedure, the laws of the Province of Ontario will be applied, and an Ontario Court will retain discretion to decline to hear such action if it is contrary to Public Policy for it to do so, or if it is not the proper forum to hear such an action, or if concurrent proceedings are being brought elsewhere, and an Ontario Court may not enforce an obligation enforceable under New York law where performance of the obligation would be illegal by the law of the place of performance.

(xi) In an action on a final and conclusive judgment in personam of any federal or state court in the State of New York (a “New York Court”) that is not impeachable as void or voidable under New York law, an Ontario Court would give effect to the appointment by the Company of Brookfield Residential US Corporation (or any successor) as its agent to receive service of process in the United States of America under the Agreement and to the provisions in the Agreement whereby the Company submits to the non-exclusive jurisdiction of a New York Court.

(xii) The issue and sale of the Securities by the Issuers to the Purchasers in Canada and the distribution of the Securities by the Purchasers to the purchasers in each of the provinces of Canada in accordance with the terms of the Final Offering Circular and this Agreement are exempt from the prospectus requirements of applicable Canadian Securities Laws and no filing, proceeding, approval, consent or authorization of any regulatory authority is required to be made, taken or obtained pursuant to applicable Canadian Securities Laws to permit the issuance and sale by the Company of the Securities to the Purchasers in Canada and such distribution of the Securities by the Purchasers to purchasers in Canada, except as noted in the opinion in paragraph (v), above.

(c) The Issuers shall have requested and caused (i) Field Law, with respect to the Guarantor in Alberta, (ii) Brownstein Hyatt Farber Schreck, LLP with respect to Guarantors in Nevada, (iii) Greenberg Traurig, LLP with respect to Guarantors in Colorado, (iv) Corbett, Steelman & Specter with respect to Guarantors in California and (v) Shulman, Rogers, Gandal, Pordy & Ecker, PA with respect Guarantors in Maryland and Virginia to have furnished to the Representative their opinions dated the Closing Date and addressed to the Representative substantially in the form set forth in Exhibits B-1 through B-5, respectively.

(d) The Representative shall have received from Shearman & Sterling LLP, U.S. counsel for the Purchasers, such opinion or opinions, dated the Closing Date, with respect to such matters as the Representative may require, and the Company and the Guarantors shall have furnished to such counsel such documents as they request for the purpose of enabling them to pass upon such matters.

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(e) The Issuers and the Guarantors shall have furnished to the Representative a certificate of the Issuers and the Guarantors, signed by the (i) President of each of the Issuers and the Guarantors and (ii) the principal financial or accounting officer of each of the Issuers and the Guarantors or, in the case of (i) and (ii) hereof, such other officers or comparable persons as are reasonably acceptable to the Representative, dated the Closing Date, to the effect that the signers of such certificate have examined the Disclosure Package and the Final Offering Circular, any supplements or amendments thereto, as well as each electronic road show used in connection with the offering of the Securities, and this Agreement and that:

(i) the representations and warranties of the Issuers and the Guarantors in this Agreement are true and correct on and as of the Closing Date with the same effect as if made on the Closing Date and the Issuers and the Guarantors have complied with all the agreements and satisfied all the conditions on their part to be performed or satisfied at or prior to the Closing Date; and

(ii) since the date of the most recent financial statements included or incorporated by reference in the Disclosure Package and the Final Offering Circular, there has been no Material Adverse Effect, except as set forth in or contemplated in the Disclosure Package and the Final Offering Circular.

(f) Deloitte LLP, the independent chartered accountants of the Company, shall have furnished to the Representative, at the Execution Time and at the Closing Date, letters, (which may refer to letters previously delivered to one or more of the Representative), dated respectively as of the Execution Time and as of the Closing Date (with a “cut-off” date no more than three days prior to the date of such letter), in form and substance satisfactory to the Representative, together with signed or reproduced copies of such letter for each of the Purchasers containing statements and information of the type ordinarily included in accountants’ “comfort letters” to Purchasers with respect to the financial statements and certain financial information contained in the Disclosure Package and the Final Offering Circular.

(g) Subsequent to the Execution Time or, if earlier, the dates as of which information is given in the Disclosure Package and the Final Offering Circular, there shall not have been (i) any change or decrease specified in the letter or letters referred to in paragraph (f) of this Section 7, (ii) any change or any development involving a prospective change in or affecting the condition (financial or otherwise), operations, earnings, business or properties of the Company and its subsidiaries taken as a whole, whether or not arising from transactions in the ordinary course of business, or (iii) any downgrading in the rating of any debt securities of any Issuer or any Guarantor by any “nationally recognized statistical rating organization” (as defined for purposes of Section 3 of the Exchange Act), or any public announcement that any such organization has under surveillance or review its rating of any debt securities or preferred shares of any Issuer or any Guarantor (other than an announcement with positive implications of a possible upgrading, and no implication of a possible downgrading, of such rating) or any announcement that any Issuer or any Guarantor has been placed on negative outlook the effect of which, in any case referred to in clause (i), (ii) or (iii) above, is, in the sole judgment of the Representative, so material and adverse as to make it impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by the Disclosure Package and the Final Offering Circular.

(h) The Purchasers shall have received certificates of the secretary or an assistant secretary of each Issuer and each Guarantor, dated the Closing Date, reasonably satisfactory to the Representative which shall include the following documents with respect to each Issuer and each of the Guarantors: (i) the certificates of organization or comparable documents; (ii) by-laws or comparable organizational documents; (iii) resolutions of the board of directors of each entity or comparable documents; (iv) certificates of good standing from the jurisdiction of organization of such entities as the Representative shall reasonably request; and (v) certificates of good standing in such jurisdictions as the Representative shall reasonably request.

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(i) The Indenture shall have been duly executed and delivered by each party thereto and the Purchasers shall have received copies, conformed and executed, thereof.

(j) On or prior to the Closing Date, the Securities shall have been duly executed, issued and delivered to the Purchasers by the Issuers and authenticated by the Trustee.

If any of the conditions specified in this Section 7 shall not have been fulfilled when and as provided in this Agreement, or if any of the opinions and certificates mentioned above or elsewhere in this Agreement shall not be reasonably satisfactory in form and substance to the Representative and counsel for the Purchasers, this Agreement and all obligations of the Purchasers hereunder may be canceled at, or at any time prior to, the Closing Date by the Representative. Notice of such cancellation shall be given to the Issuers in writing or by telephone or facsimile confirmed in writing.

The documents required to be delivered by this Section 7 shall be delivered at the office of Shearman & Sterling LLP, U.S. counsel for the Purchasers, at Commerce Court West, Suite 4405, Toronto, Ontario, M5L 1E8, on the Closing Date.

8. Reimbursement of Purchasers’ Expenses. If the sale of the Securities provided for herein is not consummated because any condition to the obligations of the Purchasers set forth in Section 7 hereof is not satisfied, because of any termination pursuant to Section 11 hereof or because of any refusal, inability or failure on the part of any of the Issuers or any of the Guarantors to perform any agreement herein or comply with any provision hereof other than by reason of a default by any of the Purchasers, the Issuers will reimburse the Purchasers severally through the Representative on demand for all reasonable and documented expenses (including reasonable and documented fees and disbursements of counsel) that shall have been incurred by them in connection with the proposed purchase and sale of the Securities.

9. Indemnification and Contribution. (a) Each of the Issuers and the Guarantors, jointly and severally, agree to indemnify and hold harmless each Purchaser, the directors, officers, employees, affiliates and selling agents of each Purchaser and each person who controls any Purchaser within the meaning of either the Securities Act or the Exchange Act against any and all losses, claims, damages or liabilities, joint or several, to which they or any of them may become subject under the Securities Act, the Exchange Act or other Federal or state statutory law or regulation, at common law or otherwise, insofar as such losses, claims, damages or liabilities (or actions in respect thereof) arise out of or are based upon any untrue statement or alleged untrue statement of a material fact contained in the Preliminary Offering Circular or the Final Offering Circular, in each case as amended or supplemented, or any Issuer Free Writing Communication (including without limitation, any Supplemental Marketing Material) or arise out of or are based upon the omission or alleged omission of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, and agrees to reimburse each such indemnified party, as incurred, for any reasonable and documented legal or other expenses reasonably incurred by them in connection with investigating or defending any such loss, claim, damage, liability or action; provided, however, that none of the Issuers or the Guarantors will be liable in any such case to the extent that any such loss, claim, damage or liability arises out of or is based upon any such untrue statement or alleged untrue statement or omission or alleged omission made therein in reliance upon and in conformity with written information furnished to the Issuers by or on behalf of any Purchaser through the Representative specifically for inclusion therein. This indemnity agreement will be in addition to any liability which the Issuers may otherwise have.

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(b) Each Purchaser severally and not jointly agrees to indemnify and hold harmless the Issuers, the Guarantors, each of their respective directors, officers, employees, affiliates and each person who controls the Issuers or the Guarantors within the meaning of either the Securities Act or the Exchange Act, to the same extent as the foregoing indemnity from the Issuers to each Purchaser, but only with reference to written information relating to such Purchaser furnished to the Issuers by or on behalf of such Purchaser through the Representative specifically for inclusion in the documents referred to in the foregoing indemnity. This indemnity agreement will be in addition to any liability which any Purchaser may otherwise have. The Issuers acknowledge that the statements set forth in (i) the list of Purchasers and their respective participation in the sale of the Securities, and (ii) the paragraphs related to stabilization, syndicate covering transactions and penalty bids in any Preliminary Offering Circular and the Final Offering Circular constitute the only information furnished in writing by or on behalf of the several Purchasers for inclusion in any Preliminary Offering Circular or the Final Offering Circular or any Issuer Free Writing Communication.

(c) Promptly after receipt by an indemnified party under this Section 9 of notice of the commencement of any action, such indemnified party will, if a claim in respect thereof is to be made against the indemnifying party under this Section 9, notify the indemnifying party in writing of the commencement thereof; but the failure so to notify the indemnifying party (i) will not relieve it from liability under paragraph (a) or (b) above unless and to the extent it did not otherwise learn of such action and such failure results in the forfeiture by the indemnifying party of substantial rights and defenses and (ii) will not, in any event, relieve the indemnifying party from any obligations to any indemnified party other than the indemnification obligation provided in paragraph (a) or (b) above. The indemnifying party shall be entitled to appoint counsel of the indemnifying party’s choice at the indemnifying party’s expense to represent the indemnified party in any action for which indemnification is sought (in which case the indemnifying party shall not thereafter be responsible for the fees and expenses of any separate counsel retained by the indemnified party or parties except as set forth below); provided, however, that such counsel shall be satisfactory to the indemnified party. Notwithstanding the indemnifying party’s election to appoint counsel to represent the indemnified party in an action, the indemnified party shall have the right to employ separate counsel (including local counsel), and the indemnifying party shall bear the reasonable fees, costs and expenses of such separate counsel if (i) the use of counsel chosen by the indemnifying party to represent the indemnified party would present such counsel with a conflict of interest, (ii) the actual or potential defendants in, or targets of, any such action include both the indemnified party and the indemnifying party and the indemnified party shall have reasonably concluded that there may be legal defenses available to it and/or other indemnified parties which are different from or additional to those available to the indemnifying party, (iii) the indemnifying party shall not have employed counsel satisfactory to the indemnified party to represent the indemnified party within a reasonable time after notice of the institution of such action or (iv) the indemnifying party shall authorize the indemnified party to employ separate counsel at the expense of the indemnifying party. An indemnifying party will not, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any pending or threatened claim, action, suit or proceeding in respect of which indemnification or contribution may be sought hereunder (whether or not the indemnified parties are actual or potential parties to such claim or action) unless such settlement, compromise or consent includes an unconditional release of each indemnified party from all liability arising out of such claim, action, suit or proceeding.

(d) In the event that the indemnity provided in paragraph (a) or (b) of this Section 9 is unavailable to or insufficient to hold harmless an indemnified party for any reason, the Issuers, the Guarantors and the Purchasers severally agree to contribute to the aggregate losses, claims, damages and liabilities (including legal or other expenses reasonably incurred in connection with investigating or defending the same) (collectively “Losses”) to which the Issuers, the Guarantors and one or more of the Purchasers may be subject in such proportion as is appropriate to reflect the relative benefits received by the Issuers and the Guarantors on the one hand and by the Purchasers on the other from the offering of the Securities; provided, however, that in no case shall any Purchaser (except as may be provided in any agreement among purchasers relating to the offering of the Securities) be responsible for any amount in excess of the discount or commission applicable to the Securities purchased by such Purchaser hereunder.

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If the allocation provided by the immediately preceding sentence is unavailable for any reason, the Issuers, the Guarantors and the Purchasers severally shall contribute in such proportion as is appropriate to reflect not only such relative benefits but also the relative fault of the Issuers and the Guarantors on the one hand and of the Purchasers on the other in connection with the statements or omissions which resulted in such Losses as well as any other relevant equitable considerations. Benefits received by the Issuers and the Guarantors shall be deemed to be equal to the total net proceeds from the offering (before deducting expenses) received by it, and benefits received by the Purchasers shall be deemed to be equal to the total discounts and commissions received by the Purchasers. Relative fault shall be determined by reference to, among other things, whether any untrue or any alleged untrue statement of a material fact or the omission or alleged omission to state a material fact relates to information provided by the Issuers and the Guarantors on the one hand or the Purchasers on the other, the intent of the parties and their relative knowledge, access to information and opportunity to correct or prevent such untrue statement or omission. The Issuers, the Guarantors and the Purchasers agree that it would not be just and equitable if contribution were determined by pro rata allocation or any other method of allocation which does not take account of the equitable considerations referred to above. Notwithstanding the provisions of this paragraph (d), no person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the Securities Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation. For purposes of this Section 9, each person who controls a Purchaser within the meaning of either the Securities Act or the Exchange Act and each director, officer, employee and agent of a Purchaser shall have the same rights to contribution as such Purchaser, and each person who controls the Issuers or the Guarantors within the meaning of either the Securities Act or the Exchange Act and each director of the Issuers shall have the same rights to contribution as the Issuers, subject in each case to the applicable terms and conditions of this paragraph (d). The Purchasers’ obligations to contribute pursuant to this Section 9(d) are several in proportion to their respective purchase obligations on Schedule I hereto and not joint.

10. Default by a Purchaser. If any one or more Purchasers shall fail to purchase and pay for any of the Securities agreed to be purchased by such Purchaser or Purchasers hereunder and such failure to purchase shall constitute a default in the performance of its or their obligations under this Agreement, the remaining Purchasers shall be obligated severally to take up and pay for (in the respective proportions which the amount of Securities set forth opposite their names in Schedule I hereto bears to the aggregate amount of Securities set forth opposite the names of all the remaining Purchasers) the Securities which the defaulting Purchaser or Purchasers agreed but failed to purchase; provided, however, that in the event that the aggregate amount of Securities which the defaulting Purchaser or Purchasers agreed but failed to purchase shall exceed 10% of the aggregate amount of Securities set forth in Schedule I hereto, the remaining Purchasers shall have the right to purchase all, but shall not be under any obligation to purchase any, of the Securities, and if such nondefaulting Purchasers do not purchase all the Securities, this Agreement will terminate without liability to any nondefaulting Purchaser, the Issuers or the Guarantors. In the event of a default by any Purchaser as set forth in this Section 10, the Closing Date shall be postponed for such period, not exceeding five Business Days, as the Representative shall determine in order that the required changes in the Disclosure Package and the Final Offering Circular or in any other documents or arrangements may be effected. Nothing contained in this Agreement shall relieve any defaulting Purchaser of its liability, if any, to the Issuers, the Guarantors and any nondefaulting Purchaser for damages occasioned by its default hereunder.

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11. Termination. This Agreement shall be subject to termination in the absolute discretion of the Representative, by notice given to the Issuers prior to delivery of and payment for the Securities, if at any time prior to such delivery and payment (i) trading in the Company’s Common Stock shall have been suspended by the Commission or the New York Stock Exchange or trading in securities generally on the New York Stock Exchange or the Toronto Stock Exchange shall have been suspended or limited or minimum prices shall have been established on either of such exchanges, (ii) a banking moratorium shall have been declared either by Federal or New York State authorities or Canadian federal authorities or (iii) there shall have occurred any outbreak or escalation of hostilities, declaration by the United States or Canada of a national emergency or war, or other calamity or crisis the effect of which on U.S. and Canadian financial markets is such as to make it, in the sole judgment of the Representative, impractical or inadvisable to proceed with the offering, sale or delivery of the Securities as contemplated by the Disclosure Package and the Final Offering Circular.

12. Representations and Indemnities to Survive. The respective agreements, representations, warranties, indemnities and other statements of the Issuers, the Guarantors or their respective officers and of the Purchasers set forth in or made pursuant to this Agreement will remain in full force and effect, regardless of any investigation made by or on behalf of any Purchaser or the Issuers, the Guarantors or any of their respective officers, directors, employees, agents or controlling persons referred to in Section 9 hereof, and will survive delivery of and payment for the Securities. The provisions of Sections 8 and 9 hereof shall survive the termination or cancellation of this Agreement.

13. Notices. All communications hereunder will be in writing and effective only on receipt, and, if sent to the Representative, will be mailed, delivered or telefaxed to the Credit Suisse Securities (USA) LLC, Eleven Madison Avenue, New York, N.Y. 10010-3629, Attention: LCD-IBD; or, if sent to the Issuers, will be mailed, delivered or telefaxed to the Company general counsel (fax no.: (403) 231-8960 and confirmed to the General Counsel, Brookfield Residential Properties Inc. at 4906 Richard Rd. SW, Calgary, Alberta, T3E 6L1 Attention: General Counsel.

14. Successors. This Agreement will inure to the benefit of and be binding upon the parties hereto and their respective successors and the officers, directors, employees, agents and controlling persons referred to in Section 9 hereof, and no other person will have any right or obligation hereunder, except that holders of Securities shall be entitled to enforce the agreements for their benefit contained in the second and third sentences of Section 6(c) hereof against the Issuers as if such holders were parties thereto.

15. No Fiduciary Duty. Each of the Issuers and the Guarantors hereby acknowledges that (a) the purchase and sale of the Securities pursuant to this Agreement is an arm’s-length commercial transaction between the Issuers and the Guarantors, on the one hand, and the Purchasers and any affiliate through which it may be acting, on the other, (b) the Purchasers are acting as principal and not as an agent or fiduciary of the Issuers or the Guarantors and (c) the Issuers’ engagement of the Purchasers in connection with the offering and the process leading up to the offering is as independent contractors and not in any other capacity. Furthermore, each of the Issuers and each of the Guarantors agrees that it is solely responsible for making its own judgments in connection with the offering (irrespective of whether any of the Purchasers has advised or is currently advising the Issuers on related or other matters). Each of the Issuers and each of the Guarantors agree that it will not claim that the Purchasers have rendered advisory services of any nature or respect, or owe an agency, fiduciary or similar duty to any Issuers or any Guarantors, in connection with such transaction or the process leading thereto.

16. Integration. This Agreement supersedes all prior agreements and understandings (whether written or oral) between the Issuers and the Purchasers, or any of them, with respect to the subject matter hereof.

17. Applicable Law. This Agreement will be governed by and construed in accordance with the laws of the State of New York applicable to contracts made and to be performed within the State of New York.

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18. Submission to Jurisdiction. Each of the Issuers and the Guarantors irrevocably submits to the jurisdiction of any New York State or United States Federal court sitting in The City of New York over any suit, action or proceeding arising out of or relating to this Agreement, the Disclosure Package and the Final Offering Circular or the transactions contemplated hereby or thereby. To the extent that the Issuers have or hereafter may acquire any immunity (on the grounds of sovereignty or otherwise) from the jurisdiction of any court or from any legal process with respect to itself or its property, the Issuers irrevocably waive, to the fullest extent permitted by law, such immunity in respect of any such suit, action or proceeding.

19. Waiver of Jury Trial. The Issuers hereby irrevocably waive, to the fullest extent permitted by applicable law, any and all right to trial by jury in any legal proceeding arising out of or relating to this Agreement or the transactions contemplated hereby.

20. Authorized Agent. The Company has irrevocably appointed Brookfield Residential US Corporation, Attn: Corporate Secretary, with offices at 200 Vesey Street, 10th Floor, 3 World Financial Center, New York, NY 10281 (or its successors) as agent for service of process, in the County, City and State of New York, United States of America (the “Authorized Agent”) as their authorized agent upon whom process may be served in any legal suit, action or proceeding arising out of or relating to this Agreement or the transactions contemplated hereby, and the Authorized Agent agrees to act as said agent for service of process.

21. Judgment Currency. The obligation of the Issuers and the Guarantors in respect of any sum due to any Purchaser shall, notwithstanding any judgment in a currency other than United States dollars, not be discharged until the first business day, following receipt by such Purchaser of any sum adjudged to be so due in such other currency, on which (and only to the extent that) such Purchaser may in accordance with normal banking procedures purchase United States dollars with such other currency; if the United States dollars so purchased are less than the sum originally due to such Purchaser hereunder, each of the Issuers and each of the Guarantors agrees, as a separate obligation and notwithstanding any such judgment, to indemnify such Purchaser against such loss. If the United States dollars so purchased are greater than the sum originally due to such Purchaser hereunder, such Purchaser agrees to pay to the Issuers and the Guarantors an amount equal to the excess of the dollars so purchased over the sum originally due to such Purchaser hereunder.

22. Counterparts. This Agreement may be signed in one or more counterparts (which may include counterparts delivered by any standard form of telecommunication), each of which shall constitute an original and all of which together shall constitute one and the same agreement.

23. Headings. The section headings used herein are for convenience only and shall not affect the construction hereof.

24. Definitions. The terms which follow, when used in this Agreement, shall have the meanings indicated.

“Applicable Time” means 3:10 p.m. (New York City time) on the date of this Agreement.

“Canadian Securities Laws” means all applicable securities laws in each of the provinces of Canada and the respective regulations and rules under such laws together with applicable published rules, policy statements, blanket rulings and orders, instruments, rulings and notices of the regulatory authorities in such provinces.

“Closing Date” has the meaning set forth in Section 3 hereof.

“Commission” means the United States Securities and Exchange Commission.

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“Disclosure Package” means the Preliminary Offering Circular together with any Issuer Free Writing Communication existing at the Applicable Time and the information in which is intended for general distribution to prospective investors, as evidenced by its being specified in Schedule III hereto.

“Exchange Act” means the United States Securities Exchange Act of 1934, as amended.

“Execution Time” means the time at which this Agreement was executed.

“Final Offering Circular” means the final offering circular, including the Canadian offering circular relating to the Securities to be offered by the several Purchasers that discloses the offering price and other final terms of the Securities and is dated as of the date of this Agreement (even if finalized and issued subsequent to the date of this Agreement).

“Free Writing Communication” means a written communication (as such term is defined in Rule 405 under the Securities Act) that constitutes an offer to sell or a solicitation of an offer to buy the Securities and is made by means other than the Preliminary Offering Circular or the Final Offering Circular.

“Issuer Free Writing Communication” means a Free Writing Communication prepared by or on behalf of the Issuers, used or referred to by the Issuers or containing a description of the final terms of the Securities or of their offering.

“Preliminary Offering Circular” means the preliminary offering circular, including the preliminary Canadian offering circular, dated June 18, 2013, relating to the Securities to be offered by the Purchasers.

“Rules and Regulations” means the rules and regulations of the Commission.

“Securities Act” means the United States Securities Act of 1933, as amended.

“Supplemental Marketing Material” means any Issuer Free Writing Communication other than any Issuer Free Writing Communication specified in Schedule III hereto. Supplemental Marketing Materials include, but are not limited to, any electronic Bloomberg roadshow slides and any accompanying audio recording.

Unless otherwise specified, a reference to a “Rule” is to the indicated rule under the Securities Act.

[Signature Page Follows]

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If the foregoing is in accordance with your understanding of our agreement, please sign and return to us the enclosed duplicate hereof, whereupon this letter and your acceptance shall represent a binding agreement among the Company and the several Purchasers.

Very truly yours,

Brookfield Residential Properties Inc.

By:	/s/ Craig J. Laurie

Name: Craig J. Laurie
Title: Chief Financial Officer

The foregoing Agreement is hereby confirmed and accepted as of the date first above written.	Brookfield Residential (Alberta) LP

	By:	Carma Ltd., General Partner

	By:	/s/ Shane Pearson

Name: Shane Pearson
Title: Secretary

	By:	Carma, Ltd., General Partner in its capacity as Attorney and Agent for the Limited Partner

	By:	/s/ Shane Pearson

Name: Shane Pearson
Title: Secretary

Brookfield Homes (Ontario) Limited

	By:	/s/ Shane Pearson

Name: Shane Pearson
Title: Vice President and Secretary

Carma Ltd.

By:	/s/ Shane Pearson

Name: Shane Pearson
Title: Secretary

Brookfield Residential US Corporation

By:	/s/ Craig J. Laurie

Name: Craig J. Laurie
Title: Chief Financial Officer

Brookfield Residential (US) LLC

By:	/s/ Craig J. Laurie

Name: Craig J. Laurie
Title: Manager, Chief Financial Officer and Secretary

Brookfield Homes (US) LLC

By:	/s/ Craig J. Laurie

Name: Craig J. Laurie
Title: Chief Financial Officer

Brookfield Residential (Colorado) LLC

By:	/s/ Craig J. Laurie

Name: Craig J. Laurie
Title: Manager and Chief Financial Officer

Brookfield (Colorado) Management LLC

By:	/s/ Craig J. Laurie

Name: Craig J. Laurie
Title: Manager

Brookfield Residential (Texas) LLC

By:	/s/ Craig J. Laurie

Name: Craig J. Laurie
Title: Chief Financial Officer and Secretary

Brookfield (Texas) Management LLC

By:	/s/ Craig J. Laurie

Name: Craig J. Laurie
Title: Chief Financial Officer and Secretary

Brookfield Residential (Missouri) LLC

By:	/s/ Craig J. Laurie

Name: Craig J. Laurie
Title: Manager, Chief Financial Officer and Secretary

Brookfield Homes Holdings LLC

By:	/s/ Craig J. Laurie

Name: Craig J. Laurie
Title: Chief Financial Officer and Vice President

Brookfield Homes Services LLC

By:	/s/ Craig J. Laurie

Name: Craig J. Laurie
Title: Chief Financial Officer

BHIP Management LLC

By:	/s/ Craig J. Laurie

Name: Craig J. Laurie
Title: Chief Financial Officer

Brookfield Financial California LLC

By:	/s/ Craig J. Laurie

Name: Craig J. Laurie
Title: President

Brookfield California Land Holdings LLC

By:	/s/ Craig J. Laurie

Name: Craig J. Laurie
Title: Chief Financial Officer

California Customer Care LLC

By:	/s/ Craig J. Laurie

Name: Craig J. Laurie
Title: Chief Financial Officer

Brookfield San Diego Holdings LLC

By:	/s/ Craig J. Laurie

Name: Craig J. Laurie
Title: Vice President

Brookfield Del Mar Builders Inc.

By:	/s/ Richard T. Whitney

Name: Richard T. Whitney
Title: Chief Financial Officer

Brookfield Homes Southern California LLC

By:	/s/ Craig J. Laurie

Name: Craig J. Laurie
Title: Vice President

Brookfield Southland Builders Inc.

By:	/s/ Richard T. Whitney

Name: Richard T. Whitney
Title: Chief Financial Officer

Brookfield Los Angeles Builders Inc.

By:	/s/ Richard T. Whitney

Name: Richard T. Whitney
Title: Chief Financial Officer

Brookfield Southern California Land LLC

By:	/s/ Richard T. Whitney

Name: Richard T. Whitney
Title: Chief Financial Officer

Brookfield Land Services LLC

By:	/s/ Richard T. Whitney

Name: Richard T. Whitney
Title: Chief Financial Officer

Brookfield Land Construction Inc.

By:	/s/ Richard T. Whitney

Name: Richard T. Whitney
Title: Chief Financial Officer

BHC BrookCal LLC

By:	/s/ Craig J. Laurie

Name: Craig J. Laurie
Title: Chief Financial Officer

BH Hawaii Holdings LLC

By:	/s/ Warren E. Krug

Name: Warren E. Krug
Title: Chief Financial Officer

Brookfield Bay Area Holdings LLC

By:	/s/ Craig J. Laurie

Name: Craig J. Laurie
Title: Vice President

Brookfield Norcal Builders Inc.

By:	/s/ William B. Seith

Name: William B. Seith
Title: Secretary

Brookfield Southern California Holdings LLC

By:	/s/ Richard T. Whitney

Name: Richard T. Whitney
Title: Chief Financial Officer

Brookfield Sacramento Holdings LLC

By:	/s/ Richard T. Whitney

Name: Richard T. Whitney
Title: President and Chief Financial Officer

Brookfield Washington, LLC

By:	/s/ Kimberly Mackmin

Name: Kimberly Mackmin
Title: Vice President, Finance

Coscan Columbia Inc.

By:	/s/ Craig J. Laurie

Name: Craig J. Laurie
Title: Chief Financial Officer

Carma Financial LLC

By:	/s/ Craig J. Laurie

Name: Craig J. Laurie
Title: Manager, Chief Financial Officer and Secretary

Brookfield SD Holdings LLC

By:	/s/ Craig J. Laurie

Name: Craig J. Laurie
Title: Vice President

Brookfield Homes Design Studio LLC

By:	/s/ Richard T. Whitney

Name: Richard T. Whitney
Title: Chief Financial Officer

Coscan Maryland LLC

By:	/s/ Craig J. Laurie

Name: Craig J. Laurie
Title: Chief Financial Officer

Playa Capital Holdings LLC

By:	/s/ Craig J. Laurie

Name: Craig J. Laurie
Title: Vice President

Playa Residential Holdings LLC

By:	/s/ Craig J. Laurie

Name: Craig J. Laurie
Title: Vice President

PP1CL Holdings LLC

By:	/s/ Craig J. Laurie

Name: Craig J. Laurie
Title: Vice President

Brookfield Playa Management Inc.

By:	/s/ Richard T. Whitney

Name: Richard T. Whitney
Title: Chief Financial Officer

Keswick Homes, L.L.C.

By:	/s/ Kimberly Mackmin

Name: Kimberly Mackmin
Title: Secretary and Treasurer

Brookfield Management Washington L.L.C.

By:	Brookfield Washington, LLC

By:	/s/ Kimberly Mackmin

Name: Kimberly Mackmin
Title: Vice President, Finance

Brookfield Residential (Arizona) LLC

By:	/s/ Craig J. Laurie

Name: Craig J. Laurie
Title: Chief Financial Officer and Executive Vice President

Brookfield Eastmark LLC

By:	/s/ Craig J. Laurie

Name: Craig J. Laurie
Title: Chief Financial Officer and Executive Vice President

Brookfield Arizona Management LLC

By:	/s/ Craig J. Laurie

Name: Craig J. Laurie
Title: Chief Financial Officer and Executive Vice President

CREDIT SUISSE SECURITIES (USA) LLC

By:	/s/ Katie Stein

Name: Katie Stein
Title: Director

For itself and the other

several Purchasers, if any,

named in Schedule I to the

foregoing Agreement.

SCHEDULE I

Purchasers	Principal Amount of Securities to be Purchased
Credit Suisse Securities (USA) LLC	U.S.$80,000,000
Citigroup Global Markets Inc.	80,000,000
Deutsche Bank Securities Inc.	80,000,000
Wells Fargo Securities, LLC	80,000,000
CIBC World Markets Corp.	30,000,000
HSBC Securities (USA) Inc.	30,000,000
J.P. Morgan Securities LLC	30,000,000
RBC Capital Markets, LLC	30,000,000
Scotia Capital (USA) Inc.	30,000,000
TD Securities (USA) LLC	30,000,000

Total	U.S.$500,000,000

SCHEDULE II

Guarantor	Jurisdiction
Brookfield Residential (Alberta) LP	Alberta
Brookfield Homes (Ontario) Limited	Ontario
Carma Ltd.	Alberta
Brookfield Residential (US) LLC	Nevada
Brookfield Homes (US) LLC	Delaware
Brookfield Residential (Colorado) LLC	Nevada
Brookfield (Colorado) Management LLC	Colorado
Brookfield Residential (Texas) LLC	Delaware
Brookfield (Texas) Management LLC	Colorado
Brookfield Residential (Missouri) LLC	Nevada
Brookfield Homes Holdings LLC	California
Brookfield Homes Services LLC	Delaware
BHIP Management LLC	Delaware
Brookfield Financial California LLC	Delaware
Brookfield California Land Holdings LLC	Delaware
California Customer Care LLC	Delaware
Brookfield San Diego Holdings LLC	Delaware
Brookfield Del Mar Builders Inc.	California
Brookfield Homes Southern California LLC	Delaware
Brookfield Southland Builders Inc.	California
Brookfield Los Angeles Builders Inc.	California
Brookfield Southern California Land LLC	Delaware
Brookfield Land Services LLC	Delaware
Brookfield Land Construction Inc.	California
BHC BrookCal LLC	Delaware
BH Hawaii Holdings LLC	Delaware
Brookfield Bay Area Holdings LLC	Delaware
Brookfield Norcal Builders Inc.	California
Brookfield Southern California Holdings LLC	Delaware
Brookfield Sacramento Holdings LLC	Delaware
Brookfield Washington, LLC	Delaware
Coscan Columbia Inc.	Maryland
Carma Financial LLC	Nevada
Brookfield SD Holdings LLC	Delaware
Brookfield Homes Design Studio LLC	Delaware
Coscan Maryland LLC	Delaware
Playa Capital Holdings LLC	Delaware
Playa Residential Holdings LLC	Delaware
PP1CL Holdings LLC	Delaware
Brookfield Playa Management Inc.	Delaware
Keswick Homes, L.L.C.	Maryland
Brookfield Management Washington L.L.C.	Virginia
Brookfield Residential (Arizona) LLC	Delaware
Brookfield Eastmark LLC	Delaware
Brookfield Arizona Management LLC	Delaware

SCHEDULE III

Issuer Free Writing Communications (included in the Disclosure Package)

1. Final term sheet, dated June 18, 2013, a copy of which is attached hereto as Exhibit A.

EXHIBIT A

BROOKFIELD RESIDENTIAL PROPERTIES INC.

BROOKFIELD RESIDENTIAL US CORPORATION

6.125% Senior Notes due 2022

This term sheet should be read in conjunction with and is qualified in its entirety by reference to the Preliminary Offering Circular dated June 18, 2013 (the “Preliminary Offering Circular”). The information in this term sheet supplements the Preliminary Offering Circular and supersedes the information in the Preliminary Offering Circular. Terms used and not defined herein have the meanings assigned to them in the Preliminary Offering Circular.

Pricing Term Sheet

Issuers:	Brookfield Residential Properties Inc. and Brookfield Residential US Corporation (together, the “Issuers”).

Guarantors:	All of the current and future Restricted Subsidiaries of Brookfield Residential Properties Inc., other than Brookfield Residential US Corporation, Immaterial Subsidiaries, U.S. SPEs and Mortgage Loan Subsidiaries.

Security Description:	6.125% Senior Notes due 2022

Face:	$500,000,000

Maturity:	July 1, 2022.

Coupon:	6.125% per year.

Offering Price:	100.000%, plus accrued interest, if any, from June 25, 2013.

Yield to Maturity:	6.125%

Spread to Treasury:	413 basis points.

Benchmark:	1.75% UST due May 15, 2022.

Interest Payment Dates:	January 1 and July 1 commencing January 1, 2014.

Use of Proceeds:	Repay certain project-specific financings and bank indebtedness outstanding as of March 31, 2013, and the remainder for general corporate purposes, including the repayment of additional project-specific financings and bank indebtedness incurred after March 31, 2013, which the Issuers estimate will amount to approximately $55 million and $15 million, respectively.

Equity claw:	At any time before July 1, 2016 the Issuers may, on one or more occasions, redeem up to 35% of the aggregate principal amount of the notes at a redemption price of 106.125%, plus accrued and unpaid interest, if any, to, but excluding, the date of redemption using the net cash proceeds of one or more Equity Offerings.

Optional Redemption:	Redeemable at Issuers’ option, in whole or in part, at any time on or after July 1, 2017 at the redemption prices set forth below, together with accrued and unpaid interest, if any, to the date of redemption, if redeemed during the 12- month period beginning on July 1 of:

Year	Notes Redemption Percentage
2017	104.594%
2018	103.063%
2019	101.531%
2020 and thereafter	100.000%

Make-Whole:	Redeemable at the Issuers’ option at any time prior to July 1, 2017 at a T+50 make-whole premium.

Trade Date:	June 18, 2013

Settlement Date:	June 25, 2013 (T +5)

CUSIP/ISIN:	144A: 11283Y AA8 / US11283YAA82 Reg S: C1445T AA2 / USC1445TAA28

Minimum Allocations:	$2,000

Increments:	$1,000

Joint Book-Running Managers:	Credit Suisse Securities (USA) LLC Citigroup Global Markets Inc. Deutsche Bank Securities Inc. Wells Fargo Securities, LLC

Co-Managers:	CIBC World Markets Corp. HSBC Securities (USA) Inc. J.P. Morgan Securities LLC RBC Capital Markets, LLC Scotia Capital (USA) Inc. TD Securities (USA) LLC

This material is confidential and is for your information only and is not intended to be used by anyone other than you. This information does not purport to be a complete description of the notes or the offering. Please refer to the Preliminary Offering Circular for a complete description.

Under Rule 15c6-1 of the Commission under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), trades in the secondary market generally are required to settle in three business days, unless the parties to any such trade expressly agree otherwise. Accordingly, purchasers who wish to trade their notes on the date of pricing or the next business day will be required, by virtue of the fact that the notes initially will settle in T+5, to specify an alternate settlement cycle at the time of any such trade to prevent a failed settlement. Purchasers of the notes who wish to trade their notes on the date of pricing or the next business day should consult their own advisor.

This communication is for informational purposes only and does not constitute an offer to sell, or a solicitation of an offer to buy any security. No offer to buy securities described herein can be accepted, and no part of the purchase price thereof can be received, unless the person making such investment decision has received and reviewed the information contained in the offering circular in making their investment decisions. This communication is not intended to be a confirmation as required under Rule 10b-10 of the Exchange Act. A formal confirmation will be delivered to you separately. This notice shall not constitute an offer to sell or a solicitation of an offer to buy, nor shall there be any sale of the notes in any state or jurisdiction in which such offer, solicitation or sale would be unlawful.

The notes will be offered and sold to Qualified Institutional Buyers, as defined in Rule 144A under the Securities Act of 1933, as amended (the “Securities Act”), in the United States in reliance on Rule 144A under the Securities Act, and to persons in offshore transactions in reliance on Regulation S under the Securities Act. The notes have not been registered under the Securities Act, any state securities laws or the securities laws of any other jurisdiction. The notes may not be offered or sold in the United States to, or for the account or benefit of, U.S. persons (as defined in Regulation S under the Securities Act), absent registration or an applicable exemption from the registration requirements.

Any disclaimers or other notices that may appear below are not applicable to this communication and should be disregarded. Such disclaimers or other notices were automatically generated as a result of this communication being sent via Bloomberg email or other communication system.

EXHIBIT B-1

Opinion of Field Law

June 25, 2013

The Initial Purchasers of the Notes

described on Schedule A hereto

– and –

Wells Fargo Bank, National Association, as Trustee

Ladies and Gentlemen:

Brookfield Residential (Alberta) LP

We have acted as counsel on behalf of Brookfield Residential (Alberta) LP (the “LP”) and Carma Ltd. (“Carma” and together with the LP, the “Guarantors”) and this opinion is furnished to you in connection with the Guarantees granted by the Guarantors entered into pursuant to the Indenture dated as of June 25, 2013 (the “Indenture”) made among Brookfield Residential Properties Inc., Brookfield Residential US Corporation, the Guarantors, other subsidiary guarantors thereto and Wells Fargo Bank, National Association, as trustee.

Capitalized terms used but otherwise not defined have the same meanings herein as are ascribed thereto in the Indenture.

1.	Scope of Review

1.1	For the purposes of giving this opinion, we have examined and reviewed an executed copy of each of the following:

1.1.1	the Indenture, including the Guarantees by the Guarantors; and

1.1.2	the Purchase Agreement dated as of June 18, 2013

(collectively, the “Agreements”).

1.2	We have also examined and reviewed such other corporate proceedings, records, certificates of public officials and other documents, certified or otherwise identified to our satisfaction, and we have considered such questions of law and have made such investigations and inquiries as we have considered necessary or appropriate for the purpose of this opinion.

2.	Legal System

2.1	The scope of our review is restricted to and this opinion is rendered solely with respect to the laws of the Province of Alberta and the federal laws of Canada having application therein as at the date hereof.

3.	Reliance and Assumptions

3.1	In the examination and consideration of the documents (including the Guarantees) required to deliver this opinion, we have assumed without independent verification, the genuineness of all signatures thereto, the authenticity of all documents submitted to us as originals and the completeness and conformity to authentic original documents of all documents submitted to us as certified or conformed copies, photocopies, telecopies or facsimiles. We have also assumed that the Agreements has been duly executed by the parties thereto (other than the Guarantors) and constitute legal, valid and binding obligations of the parties thereto under the laws in force in the State of New York by which the Agreements are governed.

3.2	This opinion is given in reliance upon the following:

(a)	Limited Partnership Agreement made between Carma and Brookfield Residential Properties Inc. and amendments thereto dated October 12, 2009 and March 31, 2011 (the “Limited Partnership Agreement”);

(b)	Certificate of Limited Partnership dated September 2, 2005, and Notices to Amend dated October 12, 2009 and March 31, 2011, and a Trade Name/Partnership Search dated June ___, 2013 for the LP, issued by the Alberta Registrar of Corporations;

(c)	Certificate of Status dated June ___, 2013 in respect of Carma, issued by the Alberta Registrar of Corporations,

(d)	a certificate of an officer of the LP dated June ___, 2013, as to certain matters of fact relating to the LP and certifying resolutions of the directors of Carma, as general partner, for and on behalf of the LP, authorizing, sanctioning and approving the execution and delivery of the Agreements and the performance of the LP of its obligations thereunder, and

(e)	a certificate of an officer of Carma dated June ___, 2013, as to certain matters of fact relating to Carma and certifying resolutions of the directors of Carma authorizing, sanctioning and approving its execution and delivery of the Agreements and the performance by Carma of its obligations thereunder;

copies of each of which are being delivered to you. We have also assumed that the information contained in the certificates referred to in this paragraph 3.2 above has not changed between the effective dates of such certificates and the date of this opinion.

3.3	When used herein, the phrase “our knowledge” means the actual knowledge of the lawyers in our firm who have given substantive attention to the transactions contemplated by the Agreements and the actual knowledge of the lawyers presently with our firm who have given substantive attention to matters relating to the affairs of the Guarantors, and does not include any imputed, implied, deemed or constructive knowledge of matters or information.

4.	Opinions

Based upon and subject to the foregoing, and subject to the qualifications hereinafter set forth, we are of the opinion that:

4.1	The LP is a duly organized and validly subsisting limited partnership formed under the laws of the Province of Alberta.

4.2	Carma is a corporation duly incorporated and validly subsisting under the laws of the Province of Alberta.

4.3	Each Guarantor has the requisite corporate or partnership power, as the case may be, and capacity to carry on its business as presently conducted by it, and to execute and deliver the Agreements and perform its obligations under the Indenture and the Guarantees.

4.4	Each Guarantor has duly authorized, by all necessary corporate or partnership action, as the case may be, the execution and delivery of the Agreements and the performance of its obligations under the Agreements.

4.5	Each Guarantor has duly executed and delivered the Agreements.

4.6	The execution or delivery by the Guarantors of the Agreements and the issuance of the Guarantees and compliance with the terms and provisions thereof, and the performance by the Guarantors of their respective obligations under the Agreements will not:

(a)	result in any breach or violation of any of the terms and provisions of its constating documents, its by-laws, limited partnership agreement, any unanimous shareholders agreement or other similar governing document with respect to it; or

(b)	result in the breach or violation of the provisions of any law or statute or to our knowledge, any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority applicable to the Guarantors or their properties in the Province of Alberta; or

(c)	result in a breach of any of the terms and provisions of, or constitute a default under or result in the imposition of any lien, charge or encumbrance upon any property or assets of such Guarantor pursuant to, any of the agreements identified in Exhibit A hereto.

4.7	No consent, approval, authorization, order, registration or qualification of or filing with any court or person or arbitrator or governmental or regulatory authority in the Province of Alberta is required for the execution, delivery and performance by the Guarantors of each of the Agreements and compliance by them with the terms thereof and the consummation of the transactions contemplated by the Agreements.

5.	Qualifications

The opinions expressed herein are subject to the following qualifications:

5.1	We express no opinion as to any registrations, filings, approvals or orders required in respect of the Agreements or their performance pursuant to securities laws in force in the Province of Alberta.

5.2	We express no opinion on whether, if the payment obligations under the Guarantee become a debt due and owing by a guarantor, such obligations would or would not thereupon (i) constitute a default under any agreement identified in exhibit a hereto or (ii) result in a breach of any of the financial maintenance covenants of any such agreement.

6.	Reliance Limitation

This opinion is given solely for the benefit of the addressees hereof and any holder from time to time of the Notes, relates exclusively to the transactions outlined above and may not be used, relied upon or distributed to any other person (other than to a prospective Noteholder) or used in connection with any other transaction without our express prior written consent. This opinion is given as of the date hereof and we disclaim any obligation or undertaking to advise you of a change in law or fact affecting or bearing upon the opinions rendered herein occurring after the date hereof which may come or be brought to our attention.

Yours truly,

FIELD LLP

Donald K. Neeland

DKN/tr

EXHIBIT B-2

Opinion of Brownstein Hyatt Farber Schreck, LLP

June 25, 2013

Credit Suisse Securities (USA) LLC

    as representative of the Purchasers (as defined below)

Eleven Madison Avenue

New York, New York 10010-3629

and the Purchasers named in Schedule I to the Purchase Agreement

Ladies and Gentlemen:

We have acted as special Nevada counsel to Brookfield Residential Properties Inc., a corporation organized under the laws of the province of Ontario (the “Company”) and its wholly-owned subsidiary, Brookfield Residential US Corporation, a corporation organized under the laws of the state of Delaware (together, the “Issuers”), in connection with the issuance and sale by the Issuers of $500,000,000 principal amount of their 6.125% Senior Notes due 2022 (the “Securities”), pursuant to that certain Purchase Agreement, dated as of June 18, 2013 (the “Purchase Agreement”), by and among the Issuers, Credit Suisse Securities (USA) LLC, as representative (in such capacity, the “Representative”) of the several purchasers named in Schedule I thereto (the “Purchasers”), and the subsidiaries listed in Schedule II thereto (the “Guarantors”), including Brookfield Residential (US) LLC, a Nevada limited liability company (“Brookfield US”), Brookfield Residential (Missouri) LLC, a Nevada limited liability company (“Brookfield Missouri”), Brookfield Residential (Colorado) LLC, a Nevada limited liability company (“Brookfield Colorado”), and Carma Financial LLC, a Nevada limited liability company (“Carma” and, together with Brookfield US, Brookfield Missouri and Brookfield Colorado, the “Nevada Guarantors”), and pursuant to that certain indenture, dated as of June 25, 2013 (the “Indenture”), by and among the Issuers, the Guarantors party thereto, and Wells Fargo Bank, National Association, as U.S. trustee (the “Trustee”), as described in a preliminary confidential offering circular, dated as of June 18, 2013 (the “Preliminary Offering Circular”), as supplemented by a pricing term sheet, dated as of June 18, 2013 (together with the Preliminary Offering Circular, the “Disclosure Package”), and a final confidential offering circular, dated as of June 18, 2013 (the “Final Offering Circular”). The Securities will be unconditionally guaranteed as to the payment of principal and interest by each of the Guarantors (the “Guarantees”). This opinion letter is being issued and delivered to you pursuant to Section 7(c) of the Purchase Agreement. Capitalized terms used herein, unless otherwise defined, shall have the meanings ascribed to them in the Purchase Agreement.

For the purpose of rendering this opinion letter, we have examined originals, or copies certified or otherwise identified to our satisfaction as being true copies, of the following records, documents, instruments and certificates:

(i)	the Purchase Agreement;

(ii)	the Securities;

(iii)	the Indenture, including the terms of the Guarantees set forth therein;

(iv)	the Disclosure Package;

(v)	the Final Offering Circular;

(vi)	the articles of organization and operating agreement, each as amended to date, of each of the Nevada Guarantors (collectively, the “Governing Documents”);

(vii)	such limited liability company records, minutes, consents, resolutions, actions and proceedings of the Nevada Guarantors as we have deemed necessary as a basis for the opinions expressed herein, including, without limitation, the resolutions of the board of managers of each of the Nevada Guarantors authorizing and approving, among other things, the execution and delivery by each of the Nevada Guarantors of the Notes Documents (as defined below) to which it is a party, the performance by each of the Nevada Guarantors of its obligations thereunder and the consummation of the transactions contemplated thereby (the “Transactions”);

(viii)	the Certificates of Existence with Status in Good Standing issued by the office of the Nevada Secretary of State on June ___, 2013, with respect to the good standing in Nevada of each of the Nevada Guarantors on such date; and

(ix)	the certificate, of even date herewith, of a manager of each of the Nevada Guarantors with respect to certain factual matters, and all other certificates delivered by the Issuers and the Nevada Guarantors at or in connection with the consummation of the Transactions (collectively, the “Certificates”).

The documents listed above in paragraphs (i) through (iii), inclusive, are hereinafter collectively referred to as the “Notes Documents.”

We have not participated in the preparation and negotiation of the Notes Documents and, other than issuing this opinion letter, have not assisted any of the Company or the Nevada Guarantors in connection with its activities relative to the transactions contemplated by or referred to in them. We have made such legal and factual examinations and inquiries as we have deemed necessary or appropriate for purposes of this opinion letter, except where a statement is qualified as to knowledge or awareness, in which case we have made no or limited inquiry as specified below. We have been furnished with, and with your consent have relied upon, the Certificates and such assurances of the officers, managers and members, as applicable, and other representatives of the Issuers and the Nevada Guarantors, and of public officials, as we have deemed necessary for the purpose of rendering the opinions set forth herein. As to questions of fact material to our opinions, we have also relied upon the statements of fact and the representations and warranties as to factual matters contained in the documents we have examined; however, except as otherwise expressly indicated, we have not been requested to conduct, nor have we undertaken, any independent investigation to verify the content or veracity thereof or to determine the accuracy of any statement.

Without limiting the generality of the foregoing, in rendering this opinion letter, we have, with your permission, assumed without independent verification that (i) the Notes Documents constitute the valid and binding obligations of each of the parties thereto, enforceable against each such party in accordance with their respective terms; (ii) each natural person executing a document has sufficient legal capacity to do so; (iii) the statements of fact and all representations and warranties set forth in the documents we have examined are true and correct as to factual matters; (iv) all documents that we have examined accurately describe and contain the mutual understanding of the parties thereto and there are no oral or written agreements or understandings, and there is no course of prior dealing between or among any of the parties, that would in any manner vary or supplement the terms and provisions of such documents, or of the relationships set forth therein, or which would constitute a waiver of any of the provisions thereof by the actions or conduct of the parties or otherwise, or which would have an effect on the opinions rendered herein; (v) all authorizations, approvals, actions, orders, permits and consents from, and notices to or filings with, any governmental authority in a jurisdiction other than the State of Nevada and from, to or with any third party that are required in connection with the execution and delivery of the Notes Documents, the performance by each party thereto of its obligations thereunder and the consummation of the Transactions, have been obtained, taken, received or made, and are in full force and effect; (vi) all documents submitted to us as originals are authentic, the signatures on all documents that we have examined are genuine, and all documents submitted to us as certified, conformed, photostatic, electronic or facsimile copies conform to the original documents; and (vii) all limited liability company records provided to us by the Nevada Guarantors and all public records we have reviewed are accurate and complete.

Whenever a statement herein is qualified by the phrase “known to us” or a similar phrase, we have, with your consent, advised you concerning only the conscious awareness of facts in the possession of those attorneys who are currently members of or associated with this firm and who have performed legal services on behalf of the Issuers and the Nevada Guarantors in connection with the Transactions or have otherwise devoted substantive attention to legal matters on behalf of the Issuers and the Nevada Guarantors.

As used herein, all references to (i) “NRS” and sections thereof, or to “statutes” generally, are to the Nevada Revised Statutes as in effect on the date hereof; (ii) “Applicable Nevada Law” are to the statutes, rules and regulations of the State of Nevada which we, in the exercise of our customary professional diligence, recognize as being directly applicable to the Nevada Guarantors and the Transactions; (iii) “Nevada Governmental Authorities” are to the governmental and regulatory authorities, agencies and bodies and the courts of the State of Nevada, excluding its political subdivisions and local agencies; and (iv) “Applicable Nevada Order” are to any order, writ, judgment or decree issued by any Nevada Governmental Authority under Applicable Nevada Law known to us to be presently in effect and by which any of the Nevada Guarantors is bound or to which it is subject.

We are qualified to practice law in the State of Nevada. The opinions set forth herein are expressly limited to the effect on the Transactions only of the internal laws of the State of Nevada, and we do not purport to be experts on, or to express any opinion with respect to the applicability thereto or to the effect thereon of, the laws of any other jurisdiction or as to matters of local law or the laws, rules or regulations of local governmental departments or agencies within the State of Nevada. We express no opinion herein concerning, and we assume no responsibility as to laws or judicial decisions related to, or any orders, consents, filings or other authorizations or approvals as may be required by, any federal laws, rules or regulations, including, without limitation, any federal securities laws, rules or regulations, any state securities or “blue sky” laws, rules or regulations, or any federal or state bankruptcy, fraudulent conveyance, insolvency, banking, antitrust or tax laws, rules or regulations.

Based upon the foregoing, and subject to the qualifications, limitations, exceptions and assumptions set forth herein, we are of the opinion that:

1. Each of the Nevada Guarantors is validly existing and in good standing under the laws of the State of Nevada.

2. Each of the Nevada Guarantors has the limited liability company power and authority to (a) own its properties and conduct its business as currently owned and conducted and (b) execute, deliver and perform its obligations under each of the Notes Documents to which it is a party and consummate the Transactions, including the issuance of the Guarantees.

3. The execution and delivery by each of the Nevada Guarantors of the Notes Documents to which it is a party, and the performance by each of the Nevada Guarantors of its obligations thereunder, have been duly authorized. Each of the Notes Documents to which each of the Nevada Guarantors is a party has been duly executed and delivered by each such Nevada Guarantor.

4. The execution and delivery by each of the Nevada Guarantors of the Notes Documents to which it is a party, the performance by each of the Nevada Guarantors of its obligations thereunder and the consummation of the Transactions, including the issuance of the Guarantees by the Nevada Guarantors, do not breach or violate (a) the Governing Documents, (b) any Applicable Nevada Law or (c) any Applicable Nevada Order.

5. No consent, approval, authorization or order of, or filing with, any Nevada Governmental Authority is required to be made or obtained by any of the Nevada Guarantors under Applicable Nevada Law for the execution and delivery by each of the Nevada Guarantors of the Notes Documents to which it is a party, the performance by each of the Nevada Guarantors of its obligations thereunder or the consummation of the Transactions.

The opinions expressed herein are subject to and limited by the following qualifications, limitations, exceptions and assumptions:

(A) For purposes of our opinion in paragraph 2(a), to the extent it refers to the properties and business of each of the Nevada Guarantors, we have reviewed only the Disclosure Package, the Final Offering Circular and the Certificates with respect to a description of such properties and business, and we have conducted no other investigation and made no other inquiry, nor have we reviewed any other documents, in connection therewith.

(B) The opinions contained herein are subject to the effect of bankruptcy, insolvency, reorganization, moratorium, anti-deficiency, and other similar laws now or hereafter in effect relating to or affecting the enforcement of creditors’ rights generally, the federal Bankruptcy Code, the Uniform Fraudulent Transfer Act, as codified in Chapter 112 of the NRS, and any other laws, rules and regulations relating to fraudulent conveyances and transfers.

The opinions expressed herein are based upon the Applicable Nevada Law in effect and the facts in existence as of the date of this opinion letter. In delivering this opinion letter to you, we assume no obligation, and we advise you that we shall make no effort, to update or supplement the opinions set forth herein, to conduct any inquiry into the continued accuracy of such opinions, or to apprise any addressee hereof, or its counsel or assignees, of any facts, matters, transactions, events or occurrences taking place, and of which we may acquire knowledge, after the date of this opinion letter, or of any change in any Applicable Nevada Law or any facts occurring after the date of this opinion letter, which may affect the opinions set forth herein. No opinions are offered or implied as to any matter, and no inference may be drawn, beyond the strict scope of the specific issues expressly addressed by the opinions herein.

This opinion letter is issued only to you in your capacity as the Representative and is solely for your benefit and use and the benefit and use of the Purchasers as required by Section 7(c) of the Purchase Agreement and in connection with the consummation of the Transactions. This opinion letter may not be relied upon, quoted from, referred to or used for any other purpose, or otherwise circulated or furnished to, or relied upon, quoted from or referred to by, any other person for any purpose, without our prior written consent in each instance, except that, subject to all qualifications, limitations, exceptions and assumptions set forth herein, the Trustee may rely upon numbered opinion paragraphs 1 through 3, inclusive, of this opinion letter as if it were an addressee hereof on this date for all purposes relating to its acting as Trustee under the Indenture.

Very truly yours,

EXHIBIT B-3

Opinion of Greenberg Traurig, LLP

Credit Suisse Securities (USA) LLC (the “Representative”),

as Representative of the initial purchasers described in Schedule A hereto (the “Purchasers”)

Eleven Madison Avenue

New York, N.Y. 10010-3629

Re:	Proposal of Brookfield Residential Properties Inc., a corporation organized under the laws of the Province of Ontario (the “Company”) and its subsidiary, Brookfield Residential US Corporation, a corporation organized under the laws of the State of Delaware (together, the “Issuers”), to issue and sell to the several Purchasers, for whom Representative is acting as representative, the U.S.$500,000,000 principal amount of its 6.125% senior notes due 2022 (“Notes”) to be issued under an indenture, dated as of the date hereof (the “Indenture”), among the Company, the guarantors party thereto and Wells Fargo Bank, National Association, as trustee (the “Trustee”)

Ladies and Gentlemen:

We have acted as special Colorado counsel to Brookfield (Colorado) Management LLC, a Colorado limited liability company (“Colorado Guarantor”), and to Brookfield (Texas) Management LLC, a Colorado limited liability company (“Texas Guarantor” and, together with the Colorado Guarantor, the “Guarantors” and each, a “Guarantor”) in connection with the execution and delivery of the following documents, each dated as of June 25, 2013, unless otherwise noted:

I.	Purchase Agreement by and among the Issuers, the Guarantors, and the Purchasers dated June 18, 2013 ( “Purchase Agreement”);

II.	The Indenture; and

III.	Guaranty of the Notes executed by Guarantors in favor of the Representative (“Guaranty”).

Items (i) through (iii) above are collectively referred to herein as the “Offering Documents.” We have also conducted such other investigations of fact and law as we have deemed necessary or advisable for purposes of this opinion and examined and relied upon: (a) the representations and warranties set forth in the Purchase Agreement; and (b) the originals, or copies certified or otherwise identified to our satisfaction, of such documents, company records, certificates of public officials and other instruments, including the following documents:

1.	Documents of the Colorado Guarantor:

(a)	Articles of Organization filed in the office of the Secretary of State of the State of Colorado on August 6, 2012;

(b)	Limited Liability Company Agreement dated August 6, 2012;

(c)	Certificate of Good Standing issued by the Secretary of State of the State of Colorado on June ___, 2013; and

(d)	Action by Consent of the Member dated as of June ___, 2013.

2.	Documents of the Texas Guarantor:

(a)	Articles of Organization filed in the office of the Secretary of State of the State of Colorado on September 5, 2012;

(b)	Limited Liability Company Agreement dated September 5, 2012;

(c)	Certificate of Filing of Application for Registration of a Foreign Limited Liability Company issued by the Secretary of State of the State of Texas on September 10, 2012;

(d)	Certificate of Good Standing issued by the Secretary of State of the State of Colorado on June ___, 2013;

(e)	Certificate of Account State issued by the Texas Comptroller of Public Accounts dated June ___, 2013; and

(f)	Action by Consent of the Member dated as of June ___, 2013.

Assumptions

In rendering this opinion, we have assumed that:

(a) That each of Representative and Purchasers are duly incorporated, validly existing, and in good standing under applicable state and federal laws, with the power to carry on its business, to enter into the Offering Documents, and to consummate the transactions contemplated by the Offering Documents.

(b) The genuineness of all signatures appearing in the Offering Documents (other than that of each Guarantor) and that all natural persons who are signatories to any of the Offering Documents were legally competent at the time of execution thereof.

(c) The authenticity of the Offering Documents furnished for our examination as originals and conformity to original Offering Documents of all the Offering Documents furnished to us as copies.

(d) That no party to the transactions contemplated by the Offering Documents has fraudulently induced any other party to become a party to the Notes.

(e) The authenticity of all documents submitted to us as originals and the conformity to authentic original documents of all documents submitted to us as certified, conformed or photostatic copies.

Opinions

Upon the basis of the foregoing and subject to the qualifications hereinafter stated, we are of the opinion that, under applicable law in effect on the date of this opinion:

1. Each Guarantor has been duly organized, is validly existing and has such power and authority to carry on its business and own its property and assets in the each of the jurisdictions in which such Guarantor is doing business;

2. Each Guarantor is existing and in good standing under the laws of the State of Colorado and each Guarantor is duly qualified to do business as a foreign limited liability company in good standing in all other jurisdictions in which its ownership or lease of property or the conduct of its business requires such qualification;

3. Each of the Offering Documents and the respective obligations of each Guarantor thereunder has been duly authorized, and each of the Offering Documents has been executed and delivered by each Guarantor;

4. The execution, delivery and performance by each Guarantor of the Indenture and the Purchase Agreement and performance of its obligations thereunder and the consummation of the transactions and the issuance and sale of each Guaranty and compliance with the terms and provisions thereof contemplated by the Indenture and the Purchase Agreement will not (A) result in the breach or violation of any of the terms and provisions of the articles of organization or the limited liability company agreement of such Guarantor; or (B) result in the breach or violation of any of the terms and provisions of any law or statute or any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority applicable to such Guarantor or any of its properties;

5. No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required for the execution, delivery and performance by each Guarantor of each of the Offering Documents and compliance by such Guarantor with the terms thereof and the consummation of the transactions contemplated by the Indenture, or the consummation of the transactions contemplated by the Purchase Agreement; and

6. Each Guarantor has the requisite power and authority to execute, deliver and perform their respective obligations under the Indenture, the Purchase Agreement, and the Guarantee of such Guarantor.

Qualifications

The opinions expressed above are subject to the following qualifications:

A. We are not general counsel to the Guarantors and we are not familiar with every transaction in which the Guarantors are involved. In addition, we are not familiar with, nor have we reviewed, every document, agreement, instrument, order, decree or judgment to which the Guarantors are a party or by which they may be bound. We call your attention to the fact that our engagement in this matter has been limited to representing the Guarantors in connection with the review of the Offering Documents, and there may be matters of a legal nature that could have a bearing on the ability of each Guarantor to perform under the Offering Documents and/or on the ability of each Guarantor to perform under the Guaranty with respect to which we have not been consulted, and as to those matters or their possible effect upon any Guarantor and/or this transaction, we express no opinion.

B. We express no opinion with respect to the character of the transaction or the rights and obligations of the parties arising out of or related to any tax, accounting, financial reporting or regulatory rule or consequence (securities or otherwise).

C. While certain members of our firm are admitted to practice in other states, we have not examined the laws of any state other than Colorado or consulted with members of our firm who are admitted in other jurisdictions with respect to the laws of such jurisdictions. Accordingly, the opinions contained herein are based only on the laws of the State of Colorado and applicable Federal laws, and no opinion is expressed with regard to any matter that may concern or purport to be governed by the laws of any other jurisdiction.

D. The opinions set forth herein are based on laws, rules and regulations in effect on the date of this opinion letter and facts and circumstances existing as of this date. We express no opinion as to facts and circumstances or changes in laws that may occur subsequent to the date hereof. We undertake no, and expressly disclaim any, obligation to inform you of changes in facts and circumstances or changes in the law occurring subsequent to the date hereof. We have assumed the validity of all laws and regulations implementing them.

We are furnishing this opinion to you solely as special Colorado counsel for each Guarantor in connection with the Offering Documents, and this opinion may not be used, circulated, quoted, relied upon or otherwise referred to by any other person other than the Purchasers, the Trustee, and their successors and assigns with respect to the Offering Documents, or for any other purpose without the prior written consent of the undersigned.

This opinion is limited to the laws of the State of Colorado and the applicable federal laws of the United States of America.

Very truly yours,

EXHIBIT B-4

Opinion of Corbett, Steelman & Specter

CORBETT, STEELMAN & SPECTER

A PROFESSIONAL LAW CORPORATION

18200 VON KARMAN AVENUE

SUITE 900

IRVINE, CALIFORNIA 92612-1023

TELEPHONE (949) 553-926

FACSIMILE (949) 553-8454

June 25, 2013

The Initial Purchasers named

in Schedule A, attached hereto

Wells Fargo Bank, N.A., as Trustee

Re:	Guaranty of $500,000,000 6.125% Senior Notes of Brookfield Residential Properties, Inc., due 2022

Ladies and Gentlemen:

We have acted as special counsel to __________, a __________ (“Guarantor”), in connection with the issuance and delivery by Brookfield Residential Properties, Inc., a corporation incorporated under the laws of the Province of Ontario, Canada, and its wholly-owned subsidiary, Brookfield Residential US Corporation, a corporation incorporated under the laws of the State of Delaware (together, the “Issuers”), of those certain 6.125% Senior Notes due 2022 of the Issuers, in the aggregate original principal amount of $500,000,000 (the “Notes”). The Notes are being sold pursuant to a Purchase Agreement dated June 18, 2013, by and among the Issuers and Credit Suisse Securities (USA), LLC, as Representative of the several purchasers named in Schedule A, attached hereto (the “Purchase Agreement”); and an Indenture dated June 25, 2013, by and among the Issuers, the several Guarantors named therein as parties thereto, and Wells Fargo Bank, National Association, as Trustee (the “Indenture”). In connection therewith, the Indenture provides for the guarantee, by Guarantor, of the Notes (the “Guaranty”).

Capitalized terms used herein, unless otherwise defined, shall have the meanings set forth in the Purchase Agreement or the Indenture.

In connection with this opinion, we have assumed the authenticity of all records, documents, and instruments submitted to us as originals, the genuineness of all signatures, the legal capacity of natural persons and the conformity to the originals of all records, documents, and instruments submitted to us as copies. We also have assumed that there are no facts or circumstances relating to any other parties that might prevent such other parties from enforcing any of the rights to which our opinion relates (for example, lack of due incorporation, regulatory prohibitions, or failure to qualify to do business in the State of California). We have based our opinion solely on our review of the following records, documents and instruments:

(a)	A counterpart of the Purchase Agreement executed by Guarantor.

(b)	A counterpart of the Indenture executed by Guarantor including, without limitation, the Guaranty contained therein.

(c)	The Disclosure Package, excluding any documents or other materials incorporated or deemed incorporated therein by reference.

(d)	The Final Offering Circular, excluding any documents or other materials incorporated or deemed incorporated therein by reference.

(e)	A counterpart of that certain Guarantor Officer’s Certificate, executed and delivered at the Closing; and a true, complete and correct copy of which is attached hereto as Schedule B (the “Officer’s Certificate”).

(f)	Guarantor’s Articles of Incorporation, as amended to the date hereof and certified by the Secretary of State of the State of California; and Guarantor’s By-laws, as amended to the date hereof and certified by an officer of Guarantor.

(g)	Certain resolutions relating to the transactions herein referred to, adopted by Guarantor’s Board of Directors.

The documents and instruments listed in items (a) through (d) above are collectively referred to herein as the “Transaction Documents.” The documents and instruments listed in items (e) through (g) above are collectively referred to herein as the “Guarantor Documents.”

In rendering the opinions set forth herein, we also have assumed the following: (a) consideration has been duly given under the Transaction Documents; (b) the Transaction Documents accurately describe the mutual understanding of the parties thereto, and there are no oral or written statements that modify, amend, or vary, or purport to modify, amend, or vary, any of the terms of the Transaction Documents; (c) the information, factual matters, representations and warranties contained in the Transaction Documents, the Guarantor Documents and any other records, certificates and documents that we have reviewed are true, correct and complete, and do not omit to state any matter necessary in order to make the information, factual matters, representations or warranties made, in the light of the circumstances under which they were made, not misleading; and (d) the other parties to Transaction Documents have the proper authority to engage in the transactions described therein and at all times have complied and will comply with the Transaction Documents and related documents and with all applicable requirements governing their actions and will act in a commercially reasonable manner.

Where our opinion relates to our “Knowledge,” such knowledge is based solely on and limited to: (a) our examination of the Transaction Documents and the Guarantor Documents; (b) the actual knowledge of attorneys in this firm who are currently, or have been, involved in substantive legal representation of Guarantor; and (c) the contents of the Officer’s Certificate. With your consent, we have neither: (d) examined or conducted a search of any records of any court, administrative tribunal or other similar entity, or of any other federal or state office in connection with the opinions expressed in Paragraphs 1, 2 and 5(c), below; nor (e) except as described herein, undertaken any investigation or verification of such matters; and no limited inquiry undertaken by us during the preparation of the opinions set forth herein should be regarded as such an investigation or verification.

Based on the foregoing and on our examination of such questions of law as we have deemed necessary or appropriate for the purpose of this opinion, and subject to the limitations and qualifications expressed below, it is our opinion that:

1. Guarantor is a ____________ duly incorporated, validly existing and in good standing under the laws of the State of California; and has such corporate or other power and authority as may be necessary to own its properties and to carry on such business as, to the best of our Knowledge, is now being conducted by it and as described in the Transaction Documents.

2. To the best of our Knowledge, Guarantor is duly qualified to own property or other assets and to do business as a foreign corporation in good standing in all jurisdictions other than California in which both (a) it owns property or other assets or conducts business, and (b) ownership or lease of property or the conduct of Guarantor’s business in such jurisdiction requires such qualification.

3. Guarantor has duly authorized, executed and delivered the Indenture; and Guarantor has duly authorized its obligations thereunder, including without limitation, the Guaranty contained therein.

4. Guarantor has duly authorized, executed and delivered the Purchase Agreement, and Guarantor has duly authorized its obligations thereunder.

5. Neither Guarantor’s execution, delivery and performance of the Indenture or the Purchase Agreement nor the consummation of the transactions described in the Indenture and the Purchase Agreement, nor compliance with the terms and provisions thereof (including, without limitation, the Guaranty contained in the Indenture), will result in any breach or violation of any of the provisions of either: (a) Guarantor’s Articles of Incorporation or By-laws or similar organizational documents; or (b) any Federal or California statute applicable to Guarantor or any of its subsidiaries or properties; or (c) to the best of our Knowledge, any judgment, order, rule or regulation of any court or arbitrator or governmental or regulatory authority having jurisdiction over Guarantor or any of its subsidiaries or properties.

6. No consent, approval, authorization, order, registration, qualification or filing of or with any court or arbitrator or governmental or regulatory authority having jurisdiction over Guarantor or any of its subsidiaries or properties is required for the execution, delivery and performance by Guarantor of each of the Indenture (including without limitation, the Guaranty contained therein) and the Purchase Agreement; or for the compliance by Guarantor with the terms thereof and the consummation of the transactions described in the Indenture or the Purchase Agreement; which consent, approval, authorization, order, registration, qualification or filing, in our experience normally would be applicable to general business entities with respect to such execution, delivery or performance of the Purchase Agreement and the Indenture (including, without limitation, the Guaranty contained therein) (but we express no opinion relating to the United States federal securities laws or any state securities or Blue Sky laws).

7. Guarantor has the requisite corporate power and authority to execute, deliver and perform its respective obligations under the Indenture (including without limitation, the Guaranty contained therein) and the Purchase Agreement.

The foregoing opinions are qualified as follows:

A. The enforceability of the Transaction Documents is subject to: (i) bankruptcy, insolvency, reorganization, arrangement, moratorium, and other laws of general applicability relating to or affecting creditors’ rights, (ii) limitations imposed by applicable law or public policy on the enforceability of any indemnification provisions, and (iii) the qualification that certain waivers, procedures, remedies, and other provisions of the Transaction Documents may be unenforceable under or limited by applicable law.

B. The enforceability of the Transaction Documents is further subject to the effects of general principles of equity, whether such enforcement is considered in a proceeding in equity or at law. These principles include, without limitation, concepts of commercial reasonableness, materiality, good faith and fair dealing. These principles require the parties to act reasonably, in good faith and in a manner that is not arbitrary or capricious in the administration and enforcement of the Transaction Documents and will preclude them from invoking penalties for defaults that bear no reasonable relation to the damage suffered or that would otherwise work a forfeiture.

C. The effectiveness of indemnities, rights of contribution, exculpatory provisions and waivers of the benefits of statutory provisions contained in the Transaction Documents may be limited on public policy grounds.

D. Any provisions of the Transaction Documents requiring that waivers must be in writing may not be binding or enforceable if a non-executory oral agreement has been created modifying any such provision or an implied agreement by trade practice or course of conduct has given rise to a waiver.

E. In rendering our opinions, we have relied on certain representations, warranties and covenants of Guarantor as set forth in the Transaction Documents and given at Closing. Any variations may affect the opinions we are giving herein.

F. In rendering our opinions, we have relied upon various representations of Guarantor set forth in that certain Guarantor Officer’s Certificate of even date herewith, from Guarantor to us.

G. In rendering our opinions, we have not reviewed and express no opinion on: (i) any financial statements or covenants, financial or audit reports or any consents related thereto or similar provisions requiring financial calculations or determinations; (ii) provisions relating to the occurrence of a “material adverse effect” or similar words; (iii) parol evidence bearing on interpretation or construction; (iv) appraisals, reports, studies, assessments or investigations prepared by third parties; or (v) whether Guarantor is exempt from any federal or state taxation.

We express no opinion as to: (a) the effect of any securities, tax, anti-trust, land use, export, safety, environmental, hazardous materials, choice of law, insurance company or banking laws, rules or regulations on any of the foregoing opinions; (b) the effect of any applicable interest rate limitations for loans or forbearances on any of the foregoing opinions; or (c) the effect on Guarantor’s obligations, and any other party’s rights, under the Transaction Documents, of laws relating to fraudulent transfers and fraudulent obligations set forth in Sections 544 and 548 of the federal Bankruptcy Code or California Civil Code Sections 3439 et seq. of the; or (d) the enforceability, as against Guarantor or any of its subsidiaries, of the Notes, the Guaranty or any of the other Transaction Documents.

The opinions set forth herein are limited to the federal laws of the United States of America and the laws of the State of California. We disclaim any opinion as to the laws of any other jurisdiction and we further disclaim any opinion as to any statute, rule, regulation, ordinance, order or other promulgation of any regional or local governmental body. The opinions set forth herein are based on the law in effect on the date hereof, and we assume no obligations to revise or supplement any of the opinions set forth herein should any such law be changed by legislative action, judicial decision, or otherwise.

We furnish the opinions set forth herein solely as counsel to Guarantor. Only the addressees may rely upon it. This letter may not be used, quoted, distributed, circulated or relied upon by any other person or entity for any purpose without our prior written consent.

Respectfully submitted,

CORBETT, STEELMAN & SPECTER

EXHIBIT B-5

Opinion of Shulman, Rogers, Gandal, Pordy & Ecker, PA

June 25, 2013

The Initial Purchasers described on

Schedule A hereto

Re:	Coscan Columbia, Inc., a Maryland corporation (“Coscan”), Keswick Homes, L.L.C., a Maryland limited liability company (“Keswick”), and Brookfield Management Washington, L.L.C., a Virginia limited liability company (“BMW”)

Our File No. 121567.00002

Ladies and Gentlemen:

We have acted as special local counsel to Coscan, Keswick and BMW (each a “Local Guarantor” and collectively, the “Local Guarantors”) in connection with the guarantee by the Local Guarantors of certain notes (the “Transaction”) issued and sold by Brookfield Residential Properties Inc., a corporation organized under the laws of Ontario, Canada, and its wholly-owned subsidiary, Brookfield Residential US Corporation, a corporation organized under the laws of the State of Delaware (the “Issuers”). Capitalized terms used herein, and not otherwise defined herein, have their respective meanings given them in the Purchase Agreement (defined below). This opinion is being delivered at the request of the Local Guarantors pursuant to Section 7(c) of the Purchase Agreement.

I. Documents Reviewed and Matters Considered

In rendering this opinion, we have reviewed executed copies of the following documents (all of which are collectively called the “Documents”):

(a) Indenture dated June 25, 2013 including the Guarantees therein (the “Indenture”);

(b) Purchase Agreement dated June 18, 2013 among Credit Suisse Securities (USA) LLC (as representative of several purchasers), the Issuers and the Guarantors, including the Local Guarantors (the “Purchase Agreement”, and together with the Indenture, the “Transaction Documents”);

(c) copies of the Articles of Incorporation and Bylaws (each as amended) of Coscan (the “Coscan Governing Documents”);

(d) copies of the Articles of Organization and Operating Agreement (each as amended) of Keswick (the “Keswick Governing Documents”);

(e) copies of the Articles of Organization and Operating Agreement (each as amended) of BMW (the “BMW Governing Documents”);

(f) copies of records of the proceedings and actions of the Board of Directors of Coscan, the Member Manager of Keswick and the Member Manager of BMW relating to the approval of the Transaction and the Transaction Documents;

(g) Status Certificate of Coscan from the Maryland State Department of Assessments and Taxation (“SDAT”) dated June ___, 2013 to the effect that Coscan is existing under and by virtue of the laws of the State of Maryland and is in good standing to transact business;

(h) Status Certificate of Keswick from SDAT dated June ___, 2013 to the effect that Keswick is existing under and by virtue of the laws of the State of Maryland and is in good standing to transact business;

(i) Status Certificate of BMW from the Virginia State Corporation Commission dated June ___, 2013 to the effect that BMW is existing under and by virtue of the laws of the Commonwealth of Virginia and is in good standing to transact business;

(j) certificates of an officer of Coscan, an authorized person from Keswick, and an authorized person from BMW dated as of the date hereof, as to such matters as we deem necessary and appropriate to enable us to render this opinion letter; and

(k) such other documents and matters as we have deemed necessary and appropriate to render the opinions set forth in this letter, subject to the assumptions, qualifications, and limitations noted below.

II. Definition of “Knowledge”

In basing the opinions and other matters set forth herein on “our knowledge,” the words “our knowledge” and similar language used herein signify that, in the course of our representation of the Local Guarantors in matters with respect to which we have been engaged by the Local Guarantors as counsel, no information has come to our attention that would give us actual knowledge or actual notice that any such opinions or other matters are not accurate or that any of the foregoing documents, certificates, reports, and information on which we have relied are not accurate and complete. Except as otherwise stated herein, we have undertaken no independent investigation or verification of such matters other than obtaining customary factual certifications from the Local Guarantors to enable us to render this opinion letter. The words “our knowledge” and similar language used herein are limited to the knowledge of the lawyers within our firm who are involved in the Transaction, or who have worked on matters on behalf of the Local Guarantors and are currently at the firm.

III. Assumptions

In reaching the opinions set forth below, we have assumed the following:

(a) Each individual executing any of the Documents, whether on behalf of such individual or another person, is legally competent to do so.

(b) All Documents submitted to us as originals are authentic. All Documents submitted to us as certified, photostatic, or other copies conform to the original documents. All Documents upon which we have relied are accurate and complete. All public records reviewed or relied upon by us or on our behalf are true and complete and remain so as of the date of this letter.

(c) The form and content of all Documents submitted to us as unexecuted drafts do not differ in any respect relevant to this opinion from the form and content of such Transaction Documents as executed and delivered.

(d) All representations, warranties, statements and information contained in the Transaction Documents are accurate and complete.

(e) All signatures on all Transaction Documents and any other documents submitted to us for examination are genuine.

(f) Each individual executing a certificate is authorized to do so and has knowledge about all matters stated therein. The contents of each such certificate are accurate and complete and remain so as of the date of this letter.

IV. Opinions

Based on our review of the foregoing and subject to the assumptions, qualifications and limitations set forth herein, it is our opinion, as of the date of this letter, that:

1. Coscan is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Maryland, with corporate power and authority to own its property and conduct its business.

2. Keswick is a limited liability company duly formed, validly existing and in good standing under the laws of the State of Maryland, with limited liability company power and authority to own its property and conduct its business.

3. BMW is a limited liability company duly formed, validly existing and in good standing under the laws of the Commonwealth of Virginia, with limited liability company power and authority to own its property and conduct its business.

4. Each of the Transaction Documents, and the respective obligations of each of the Local Guarantors thereunder, to which each of the Local Guarantors is a party has been duly authorized, and each of the Transaction Documents has been duly executed and delivered by each such Local Guarantor.

5. The execution, delivery and performance by each of the Local Guarantors of each of the Transaction Documents to which it is a party and compliance with the terms and provisions thereof, and the guarantee of the Issuer’s obligations with respect to the Securities by each of the Local Guarantors, will not result in:

(a) the breach or violation of any of the terms and provisions of the Coscan Governing Documents, the Keswick Governing Documents or the BMW Governing Documents; or

(b) the breach or violation of any of the terms and provisions of the Maryland General Corporation Law, the Maryland Limited Liability Company Act, or the Virginia Limited Liability Company Act; or

(c) the breach or violation of any of the terms and provisions of any judgment, order, writ or decree of any court, or arbitrator, or governmental or regulatory authority binding on the Local Guarantors or to which the Local Guarantors or any of their subsidiaries or properties is subject and (i) which is of specific application to such Local Guarantor, and (ii) of which we have knowledge.

6. Each of the Local Guarantors has the requisite corporate or limited liability company power and authority to execute, deliver and perform its obligations under the Transaction Documents to which such Local Guarantor is a party.

7. No consent, approval, authorization or order of, or filing with, any person (including any governmental agency or body or any court) is required for the execution, delivery and performance by the Local Guarantors of each of the Transaction Documents of such Local Guarantor and compliance by such Local Guarantor with the terms thereof and the consummation of the transactions contemplated by the Indenture, or the consummation of the transactions contemplated by the Purchase Agreement.

8. Each of the Local Guarantors has the full corporate or limited liability company power and authority to guarantee the Issuer’s obligations with respect to the Securities.

V. Qualifications

In addition to the qualifications set forth above, the opinions set forth herein are also subject to the following qualifications:

(i) We express no opinion as to any consent, approval, authorization, or other action or filing necessary or required for the ongoing operation of the business of the Local Guarantors.

(ii) We express no opinion as to any consent, approval, authorization, or other action by, or filing with any county, city or other municipality or any other local government agency.

(iii) Our opinion in Paragraph IV.7 regarding consents and approvals is based upon our consideration of only those consents, approvals, authorizations, orders, registrations, declarations or filings required under those statutes, rules or regulations of the State of Maryland and the Commonwealth of Virginia, if any, that, in our experience, are normally applicable to the Transaction.

(iv) Unless otherwise expressly stated in the opinion, we express no opinion with respect to the laws and regulations relating to health and safety, labor, employment, employee benefits, or land use and subdivision; Federal Reserve Board margin regulations; antitrust laws of the United States or any state; securities laws of the United States (including the Trust Indenture Act) or any state; or the tax laws of the United States or any state.

VI. Limitations

(A) We express no opinion as to the laws of any jurisdiction other than the laws of the State of Maryland, the Commonwealth of Virginia and the federal laws of the United States. The opinions expressed herein concern only the effect of the laws (excluding the principles of conflict of laws) of the State of Maryland, the Commonwealth of Virginia and the federal laws of the United States as currently in effect.

(B) We assume no obligation to supplement our opinions if any applicable law changes after the date of this letter or if we become aware of any facts that might change the opinions expressed in this letter after the date of this letter.

(C) The opinions expressed in this letter are limited to the matters set forth in this letter, and no other opinions shall be implied or inferred beyond the matters expressly stated.

(D) The opinions expressed in this letter are solely for the use of the Purchasers and the Trustee named in the Indenture (and their respective successors and assigns), and these opinions may not be relied on by any other persons without our prior written approval. Successors and assigns may only rely on these opinions to the extent such reliance is actual and reasonable and is not based on different or changing facts or circumstances

Very truly yours,

Shulman, Rogers, Gandal, Pordy & Ecker, P.A